Exhibit 10.1

Execution Version

SERIES A PREFERRED STOCK

PURCHASE AGREEMENT

between

CHARAH SOLUTIONS, INC.

and

THE PURCHASER PARTY HERETO

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Schedule A – Purchase Price Allocation

Schedule B – Company Group Subsidiaries

Exhibit A – Form of Certificate of Designations

Exhibit B – Form of Amendment to Registration Rights Agreement (Common Stock issuable upon conversion of the Preferred Stock)

Exhibit C – Form of Vinson and Elkins L.L.P. Opinion

Exhibit D – Company Credit Agreement Amendment

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SERIES A PREFERRED STOCK

PURCHASE AGREEMENT

This SERIES A PREFERRED STOCK PURCHASE AGREEMENT, dated as of March 5, 2020 (this “Agreement”), is entered into by and between CHARAH SOLUTIONS, INC., a Delaware corporation (the “Company”), and the purchaser set forth in Schedule A hereto (the “Purchaser”).

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, certain shares of the Preferred Stock in accordance with the provisions of this Agreement; and

WHEREAS, contemporaneously with the consummation of the transactions contemplated by this Agreement by the parties hereto, the Purchaser or certain Affiliates thereof, which collectively hold more than a majority of the outstanding Common Stock of the Company as of the date of this Agreement, will execute a stockholders’ consent (the “Stockholder Consent”) in lieu of a stockholder meeting in compliance with Delaware law for the purpose of providing all necessary approvals under Delaware law and the applicable rules and listing standards of the New York Stock Exchange (the “NYSE”) to consummate the transactions contemplated by this Agreement, including without limitation the issuance of Common Stock in connection with any conversion of the Preferred Stock.

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, certain Affiliates of BCP (the “BCP Funds”) have executed an Equity Commitment Letter (the “Equity Commitment Letter”) pursuant to which the BCP Funds have agreed, subject to certain conditions set forth therein, to make an equity investment in the Purchaser at the Closing in an amount of cash that will be equal to the Funding Obligation.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Amended Registration Rights Agreement” means the Registration Rights Agreement, as amended by the RRA Amendment.

“BCP” means Bernhard Capital Partners Management, LP.

“BCP Funds” has the meaning set forth in the Recitals.

“Certificate of Designations” means the Certificate of Designations of the Preferred Stock, substantially in the form attached to this Agreement as Exhibit A.

“Charah Entities” means, collectively, the Company and the Company Group Subsidiaries.

“Closing” has the meaning specified in Section 2.01.

“Closing Date” means March 16, 2020.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” has the meaning set forth in the Preamble.

“Company Credit Agreement” means that certain Credit Agreement, dated as of September 21, 2018, by and among the Company, the Guarantors (as defined therein), the Lenders (as defined therein) from time to time a party thereto, and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer (each as defined therein), as amended or supplemented from time to time.

“Company Credit Agreement Amendment” means that certain Amendment to the Company Credit Agreement, to be entered into on the date hereof and to take effect concurrently with the Closing, by and among the Company and certain other parties thereto, the form of which is attached hereto as Exhibit D.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.01 (Existence), Section 3.02 (Authority; Enforceability), Section 3.03 (No Breach), Section 3.04 (Capitalization and Valid Issuance of Shares), the first sentence of Section 3.05 (Ownership of the Company Group Subsidiaries) and Section 3.16 (Certain Fees).

“Company Group Subsidiaries” means all of the Subsidiaries of the Company, each of which is listed on Schedule B attached hereto.

“Company Related Parties” has the meaning specified in Section 6.03.

“Company SEC Documents” has the meaning specified in Section 3.06.

“Confidentiality Provisions” means that certain section of the Non-Binding Summary of Proposed Terms, dated as of February 20, 2020, by and between the Company and BCP, entitled “Confidentiality”.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Damages” has the meaning specified in Section 6.02.

“Environmental Law” means any Law relating to the prevention of pollution or protection of the environment or imposing legally enforceable liability or standards of conduct concerning any Hazardous Materials.

“Environmental Permits” means all approvals, authorizations, consents, licenses, permits, variances, waivers, exemptions or registrations of a Governmental Authority required under any Environmental Laws for the operation of the business of the Charah Entities.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Equity Commitment Letter” has the meaning set forth in the Recitals.

“Fairness Opinion” means an opinion from a Valuation Firm to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth therein, the Purchase Price to be received by the Company in exchange for each Purchased Share is fair from a financial point of view to the Company and its shareholders, other than shareholders who are affiliated with BCP (as to whom no opinion is expressed).

“Funding Obligation” means an amount equal to the Purchase Price.

“GAAP” means generally accepted accounting principles in the United States of America as of the date hereof; provided that for the financial statements of the Company prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Charah Entities or any of their respective Properties.

“Hazardous Material” means (a) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant, contaminant, hazardous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law.

“Indemnified Party” has the meaning specified in Section 6.05.

“Indemnifying Party” has the meaning specified in Section 6.05.

“Independent Directors” means the members of the board of directors of the Company who are independent and have no interest in the transactions contemplated by the Transaction Documents.

“Information Statement” has the meaning specified in Section 5.08.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“Material Adverse Effect” means any change, event or effect that, individually or together with any other changes, events or effects, has or would reasonably be expected to have a material adverse effect on (a) the condition (financial or otherwise), business, properties, assets or results of operations of the

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Charah Entities, taken as a whole, or (b) the ability of the Company to perform its obligations under the Transaction Documents; provided that a Material Adverse Effect shall not include any adverse effect on the foregoing to the extent such adverse effect results from, arises out of, or relates to (i) a general deterioration in the economy or changes in the general state of the markets or industries in which any of the Charah Entities operates, except to the extent that such Charah Entities, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (ii) any deterioration in the condition of the capital markets or any inability on the part of the Charah Entities to access the capital markets, (iii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, (iv) any change in accounting requirements or principles imposed upon any of the Charah Entities or their respective businesses or any change in applicable Law, or the interpretation thereof, (v) any change in the credit rating and/or outlook of any of the Charah Entities or any of their securities (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred), (vi) changes in the market price or trading volume of the shares of Common Stock (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred) or (vii) any failure of the Company to meet any internal or external projections, forecasts or estimates of revenue or earnings for any period (except that the underlying causes of any such failures may be considered in determining whether a Material Adverse Effect has occurred).

“NYSE” has the meaning specified in the recitals to this Agreement.

“Organizational Documents” means, as applicable, an entity’s agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents.

“Original Issue Discount Amount” means an amount equal to (a) 3.0% multiplied by (b) the Preferred Stock Issue Price, which amount shall be treated as original issue discount to the Preferred Stock Issue Price paid by the Purchaser.

“Permits” means any approvals, authorizations, consents, licenses, permits, variances, waivers, grants, franchises, concessions, exemptions, orders, registrations or certificates of a Governmental Authority.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Preferred Stock” means the Series A Preferred Stock of the Company.

“Preferred Stock Issue Price” means an amount equal to $26,000,000.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

“Purchase Price” has the meaning specified in Section 2.01.

“Purchased Shares” has the meaning specified in Section 2.01.

“Purchaser” has the meaning set forth in the Preamble.

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“Purchaser Fundamental Representations” means the representations and warranties set forth in Section 4.01 (Existence), Section 4.02 (Authorization; Enforceability), Section 4.03 (No Breach) and Section 4.04 (Certain Fees).

“Purchaser Related Parties” has the meaning specified in Section 6.02.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of June 18, 2018, by and among the Company and the initial holders party thereto.

“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, members, partners, controlling persons, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“RRA Amendment” means that certain Amendment to the Registration Rights Agreement, to be entered into at the Closing by and among the Company, BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP and Charah Holdings LP, substantially in the form attached to this Agreement as Exhibit B.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Special Committee” means a committee of the board of directors of the Company consisting solely of Independent Directors.

“Stockholder Consent” has the meaning specified in the recitals to this Agreement.

“Subsidiary” means, as to any Person, any corporation or other entity: (a) of which such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; (b) of which at least a majority of the outstanding equity interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) which is consolidated into such Person for accounting purposes.

“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with any Governmental Authority with respect to Taxes (and any amendments thereof), including any information return, claim for refund or declaration of estimated Taxes.

“Taxes” means any and all domestic or foreign, federal, state, local or other taxes, levies, fees, imposts, duties, assessments and other similar governmental charges in the nature of a tax imposed by any Governmental Authority (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, and including any liability in respect of any items described above as a transferee or successor, pursuant to Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law), or as an indemnitor, guarantor, surety or in a similar capacity under any Contract.

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“Third-Party Claim” has the meaning specified in Section 6.05.

“Transaction Documents” means, collectively, this Agreement, the Certificate of Designations, the RRA Amendment and any and all other agreements or instruments executed and delivered to the Purchaser by the Company hereunder or thereunder, as applicable.

“Transaction Expenses” has the meaning specified in Section 5.06.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Purchased Shares in accordance with the Certificate of Designations.

“Valuation Firm” means an independent nationally recognized U.S. valuation firm selected by the Special Committee.

Section 1.02    Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements of the Company and certificates and reports as to financial matters required to be furnished to the Purchaser hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01    Purchase Price. In exchange for a cash payment in an amount (the “Purchase Price”) equal to (a) the Preferred Stock Issue Price minus (b) the Original Issue Discount Amount, the Purchaser shall be entitled to receive the number of shares of Preferred Stock (the “Purchased Shares”) set forth opposite the Purchaser’s name on Schedule A.

Section 2.02    Closing. On the Closing Date (or on such other date as the parties hereto may mutually agree), subject to the terms and conditions hereof (including the satisfaction of all conditions set forth in Section 2.03 or the waiver thereof by the party hereto entitled to the benefit of the same (other than those conditions which by their terms are required to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions)), the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser in exchange for the Purchaser’s payment of the Purchase Price to the Company on the Closing Date, the Purchased Shares. The consummation of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place by conference call and by email exchange of signature pages on the Closing Date.

Section 2.03    Conditions to the Obligations of the Parties.

(a)    Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

(i)    The Special Committee shall have received the Fairness Opinion on the date hereof, issued by the Valuation Firm, duly executed by such Valuation Firm, and the Company shall have provided a copy to the Purchaser for informational purposes only.

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(b)    Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

(i)    The Company shall have delivered to the Purchaser a copy of the Certificate of Designations that has been filed with the Secretary of State of the State of Delaware;

(ii)    The Company shall have delivered to the Purchaser evidence of the issuance of the Purchased Shares to the Purchaser credited to book-entry accounts maintained by the Company;

(iii)    The Company shall have delivered to the Purchaser a certificate of the Secretary or Assistant Secretary of the Company certifying as to and attaching (A) the certificate of incorporation of the Company (including any amendments thereto), (B) the bylaws of the Company (including any amendments thereto), (C) resolutions of the Special Committee authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Shares and the Underlying Shares and (D) the incumbency of the officers authorized to execute the Transaction Documents on behalf of the Company, setting forth the name and title and bearing the signatures of such officers;

(iv)    The Company shall have delivered to the Purchaser a cross-receipt executed by the Company certifying that the Company has received from the Purchaser an amount in cash from the Purchaser equal to the Purchaser’s Funding Obligation;

(v)    The Company shall have delivered to the Purchaser the RRA Amendment, which shall have been duly executed by the Company;

(vi)    The Stockholder Consent shall have been obtained, and the Company shall have notified its stockholders of the Stockholder Consent in compliance with Delaware law;

(vii)    The Information Statement shall have been cleared by the Commission;

(viii)    The Underlying Shares (assuming increases in the Liquidation Preference (as defined in the Certificate of Designations) of such Preferred Stock as if all dividends were accrued pursuant to Section 3(b) of the Certificate of Designations at the rate set forth therein through the fifth anniversary of the Closing Date and no other increase to the Liquidation Preference (as defined in the Certificate of Designations)) shall have been reserved and approved for listing on the NYSE, subject to official notice of issuance and the expiration of the 20 calendar day waiting period under Rule 14c-2(b);

(ix)    The Company shall have delivered to the Purchaser an opinion from Vinson and Elkins L.L.P., counsel to the Charah Entities, in substantially the form attached hereto as Exhibit C, duly executed by such counsel and addressed to the Purchaser and dated as of the Closing Date;

(x)    The Company shall have delivered to the Purchaser the Company Credit Agreement Amendment, which shall be in full force and effect concurrently with the Closing, and in form and substance reasonably satisfactory to the Purchaser;

(xi)    The Company shall have delivered to the Purchaser such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request;

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(xii)    Each of the (A) Company Fundamental Representations shall be true and correct, except for any de minimis inaccuracies and (B) other representations and warranties contained in Article III shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Material Adverse Effect,” “in all material respects,” “material” or “materially”, other than Section 3.06 and Section 3.07), except for any inaccuracies that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in each case of the foregoing clauses (A) and (B), as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

(xiii)    The Company shall have performed in all material respects all the covenants and agreements required to be performed by it hereunder prior to the Closing; and

(xiv)    The Company shall have delivered to the Purchaser a certificate, signed by a duly authorized officer of the Company, dated as of the Closing Date, certifying that the conditions set forth in Section 2.03(b)(xii) and Section 2.03(b)(xiii) have been satisfied.

(c)    Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

(i)    The Purchaser shall have delivered to the Company the RRA Amendment, which shall have been duly executed by the Purchaser;

(ii)    The Purchaser shall have delivered to the Company a cross-receipt executed by the Purchaser certifying that it has received from the Company the number of shares of Preferred Stock set forth opposite the Purchaser’s name on Schedule A;

(iii)    The Purchaser shall have delivered to the Company payment of the Funding Obligation, payable by wire transfer of immediately available funds to an account designated in advance of the Closing Date by the Company;

(iv)    The Purchaser shall have delivered to the Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request;

(v)    Each of the representations and warranties contained in Article IV shall be true and correct in all material respects, except for any inaccuracies that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement, in each case, as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

(vi)    The Purchaser shall have performed in all material respects all the covenants and agreements required to be performed by it hereunder prior to the Closing; and

(vii)    The Purchaser shall have delivered to the Company a certificate, signed by a duly authorized officer of the Purchaser, dated as of the Closing Date, certifying that the conditions set forth in Section 2.03(c)(v) and Section 2.03(c)(vi) have been satisfied.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, the Company represents and warrants to the Purchaser that the following representations and warranties are true and correct as of the date of this Agreement and as of the Closing Date (except as to any representations and warranties that specifically relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date):

Section 3.01    Existence.

(a)    Each of the Charah Entities has been duly incorporated or formed, as the case may be, and is validly existing as a limited liability company, limited partnership or corporation, as the case may be, in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be, and has the full limited liability company, limited partnership or corporate, as the case may be, power and authority to own or lease its Properties and assets and to conduct the businesses in which it is engaged in all material respects, and is duly registered or qualified as a foreign limited liability company, limited partnership or corporation, as the case may be, for the transaction of business under the Laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the Properties owned or leased by it makes such registration or qualification necessary, except where the failure to be in good standing or so register or qualify would not reasonably be expected to have a Material Adverse Effect.

(b)    None of the Charah Entities is in violation of its Organizational Documents in any material respect.

(c)    Each of the Organizational Documents of each of the Charah Entities has been, and in the case of the Certificate of Designations, at the Closing will be, duly authorized, executed and delivered by each Charah Entity party thereto and is, and in the case of the Certificate of Designations, at the Closing will be, a valid and legally binding agreement of such Charah Entity party thereto, enforceable against such Charah Entity party thereto in accordance with its respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 3.02    Authority; Enforceability. The Company has all requisite power and authority to issue, sell and deliver the Purchased Shares, in accordance with and upon the terms and conditions set forth in this Agreement and the Certificate of Designations. The Certificate of Designations sets forth the rights, preferences and priorities of the Preferred Stock, and the holders of the Preferred Stock will have the rights set forth in the Certificate of Designations upon filing with the Secretary of State for the State of Delaware. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Purchased Shares, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been validly taken. Other than the Stockholder Consent, no approval from the holders of outstanding Common Stock is required under the certificate of incorporation or bylaws of the Company or the rules of the NYSE in connection with the Company’s issuance and sale of the Purchased Shares to the Purchaser, other than any such approval by the NYSE with respect to the issuance of the Underlying Shares. Each of the Transaction Documents has been duly and validly authorized and has been or, with respect to the Transaction Documents to be delivered or filed at or prior to the Closing, will be, validly executed and delivered by the Company, and constitutes, or will constitute, the legal, valid and binding obligations of the Company (assuming the due authorization, execution and delivery thereof by the Purchaser, as applicable), enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

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Section 3.03    No Breach. None of (a) the offering, issuance and sale by the Company of the Purchased Shares and the application of the proceeds therefrom, (b) the execution, delivery and performance of the Transaction Documents, or (c) the consummation of the transactions contemplated hereby or thereby (w) constitutes or will constitute a violation of the Organizational Documents of any Charah Entity, (x) constitutes or will constitute a breach or violation of, or a default under (or a condition or event which, with or without notice or lapse of time or both, would constitute such a breach of violation of, or default under), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Charah Entity is a party or by which any of them or any of their respective properties may be bound, (y) violates or will violate any statute, Law, Permit or regulation or any order, judgment, decree or injunction of any court or Governmental Authority or body having jurisdiction over any Charah Entity or any of its Properties in a proceeding to which any of them or their property is or was a party, or (z) results or will result in the creation or imposition of any Lien upon any Property or assets of any Charah Entity, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (x), (y) or (z), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by the Transaction Documents.

Section 3.04    Capitalization and Valid Issuance of Shares.

(a)    The authorized equity interests of the Company consist of 200,000,000 shares of Common Stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. Prior to the issuance and sale of the Purchased Shares, there were (i) 29,624,335 shares of Common Stock issued and outstanding and (ii) no shares of preferred stock of Company issued and outstanding. All outstanding equity securities of the Company are duly authorized, validly issued, fully paid and non-assessable.

(b)    The Purchased Shares being purchased by the Purchaser hereunder will be duly authorized by the Company and, when issued and delivered by the Company in accordance with this Agreement and the Certificate of Designations against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.

(c)    There are no Persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the Purchased Shares; and, except (i) for the Purchased Shares to be issued pursuant to this Agreement, (ii) for awards issued pursuant to the Company’s benefit plans or (iii) as disclosed in the Company SEC Documents, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, ownership interests in the Company are outstanding.

(d)    Upon issuance in accordance with the Certificate of Designations, the Underlying Shares will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws and (ii) such Liens as are created by the Purchaser.

Section 3.05    Ownership of the Company Group Subsidiaries. All of the issued and outstanding equity interests of each Company Group Subsidiary (i) have been duly authorized and validly issued (in accordance with the Organizational Documents of such Company Group Subsidiary), and, to the extent applicable, are fully paid and nonassessable, and (ii) are owned, directly or indirectly, by the

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Company, free and clear of all Liens, other than those arising under the Company Credit Agreement (as will be amended by the Company Credit Agreement Amendment concurrently with the Closing) and the applicable Organizational Documents. The Subsidiaries of the Company other than the Company Group Subsidiaries did not, individually or in the aggregate, account for (x) more than 10% of the total assets of the Company and its Subsidiaries, taken as a whole, as of December 31, 2019, or (y) more than 10% of the net income of the Company and its Subsidiaries, taken as a whole, for the year ended December 31, 2019.

Section 3.06    Company SEC Documents. Except as disclosed in the Company SEC Documents, since January 1, 2019, the Company’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed prior to the date hereof, collectively the “Company SEC Documents”) have been filed with the Commission on a timely basis. The Company SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Company SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements of the Company and other financial information included in the Company SEC Documents were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal and recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods then ended. The independent auditor of the Company as of the date of the most recent audited balance sheet of the Company is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. Since the date of the most recent balance sheet of the Company audited by such auditor, (x) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Company SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto and (y) based on an annual evaluation of disclosure controls and procedures, except as set forth in the Company SEC Documents, the Company is not aware of (i) any material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company.

Section 3.07    No Material Adverse Effect. Except as expressly set forth in or contemplated by the Company SEC Documents, since January 1, 2019, no Material Adverse Effect has occurred.

Section 3.08    No Registration Required. Assuming the accuracy of the representations and warranties of the Purchaser contained in Article IV, the issuance and sale of the Purchased Shares pursuant to this Agreement is exempt from registration requirements of the Securities Act.

Section 3.09    Registration Rights Priority. Except as disclosed in the Company SEC Documents, the Company has not granted registration rights that (a) are equal or superior in priority to, or otherwise equal to or greater than, in any respect, those contained in the Amended Registration Rights

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Agreement, (b) reduce the aggregate amount of securities that may be registered pursuant to the Amended Registration Rights Agreement or (c) conflict in any material respect with the rights granted to the Purchaser pursuant to the Amended Registration Rights Agreement.

Section 3.10    Litigation. Except as set forth in the Company SEC Documents, there are no legal or governmental proceedings pending to which any of the Charah Entities is a party or to which any Property or asset of any of the Charah Entities is subject that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of the Transaction Documents or the right of the Company to enter into any of the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

Section 3.11    No Default. None of the Charah Entities is in breach of, default under or violation in the performance of (and no condition or event exists that, with or without notice or lapse of time or both, would constitute such a breach of, default under or violation in the performance of) any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its Properties may be bound, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Charah Entities to perform its obligations under the Transaction Documents.

Section 3.12    Approvals. No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of any of the Transaction Documents or the Company’s issuance and sale of the Purchased Shares, except (a) as required by the Commission in connection with this Agreement and the transactions contemplated by this Agreement, including the Information Statement, (b) as may be required under the state securities or “Blue Sky” Laws, (c) as may be required by the rules and regulation of the NYSE, (d) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware or (e) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.13    Distribution Restrictions. Except as set forth in the Company SEC Documents, no Charah Entity (other than the Company) is currently prohibited or, as a result of the transactions contemplated by this Agreement, will be prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such entity’s equity interests, from repaying to the Company any loans or advances to such entity from the Company or from transferring any of such entity’s Property or assets to the Company or any Subsidiary of the Company, except (a) for prohibitions arising under the Company Credit Agreement (as will be amended by the Company Credit Agreement Amendment concurrently with the Closing), (b) such prohibitions mandated by the laws of each such Subsidiary’s state of formation and the terms of any such Subsidiary’s Organizational Documents and (c) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

Section 3.14    Investment Company Status. None of the Charah Entities is, nor after giving effect to the offering and sale of the Purchased Shares and the application of the net proceeds from such sale, will any of the Charah Entities be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended.

Section 3.15    No Labor Disputes. No labor dispute with the employees of any of the Charah Entities exists or, to the knowledge of the Company, is imminent, that would reasonably be expected to have a Material Adverse Effect.

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Section 3.16    Certain Fees. Other than the fees payable to Houlihan Lokey and the Valuation Firm, which fees will be paid by the Company, no fees or commissions are or will be payable by the Company to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Shares or the consummation of the transaction contemplated by this Agreement or the other Transaction Documents.

Section 3.17    Insurance. The Company maintains or is entitled to the benefits of insurance from reputable insurers covering its properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect it and its businesses in a commercially reasonable manner. All such insurance is outstanding and duly in force on the date hereof, except for such insurance for which the failure to be outstanding and duly in force would not reasonably be expected to have a Material Adverse Effect.

Section 3.18    Books and Records; Sarbanes-Oxley Compliance.

(a)    Except as disclosed in the Company SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b)    The Company has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which are designed to provide reasonable assurance that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as of the end of the most recently completed fiscal quarter covered by the Company’s periodic reports filed with the Commission, and, except as disclosed in the Company SEC Documents, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(c)    The Company and, to the Company’s knowledge, its directors or officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Section 3.19    Listing and Maintenance Requirements. The Common Stock is listed on the NYSE, and the Company has not received any notice of delisting. Subject to the requirements of NYSE Rule 312.03(c), the issuance and sale of the Purchased Shares and issuance of Common Stock upon conversion of the Purchased Shares do not contravene NYSE rules and regulations.

Section 3.20    Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Charah Entities has prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by it, and all such filed Tax Returns are complete and accurate, (ii) each of the Charah Entities has timely paid all Taxes that are required to be paid by it, (iii) there are no audits, examinations, investigations, actions, suits, claims or other proceedings in respect of Taxes pending or threatened in writing, nor has any deficiency for any Tax been assessed by any Governmental Authority in writing against any Charah Entity, and (iv) all Taxes required to be withheld by any Charah Entity have been withheld and paid over to the appropriate Tax authority (except, in the case of this clause (iv) or clause (i) or (ii) above, with respect to

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matters contested in good faith and for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP). None of the Charah Entities has entered into any transaction that, as of the date of this Agreement, has been identified by the Internal Revenue Service in published guidance as a “listed transaction” as defined under Section 1.6011-4(b)(2) of the Treasury Regulations promulgated under the Code.

Section 3.21    Compliance with Laws; Environmental Laws; Permits; and Environmental Permits.

(a)    Except as disclosed in the Company SEC Documents, none of the Charah Entities is in violation of any Law applicable to such entity, except as would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Charah Entities possesses all Permits issued by the appropriate regulatory authorities necessary to own its properties and to conduct its business, except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Charah Entities has received any written notice of proceedings relating to the revocation or modification of any such Permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(b)    The Charah Entities have timely applied for or obtained and are in compliance with all such obtained material Environmental Permits required for their operations as currently conducted, except as (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) have been disclosed in Company SEC Documents. The Company has not received written notice of any pending action or proceeding and, to the knowledge of the Company, no action or proceeding is threatened, to suspend, revoke, modify or terminate any Environmental Permit held by the Charah Entities that would have a Material Adverse Effect. The operations of the Charah Entities are in compliance with all applicable Environmental Laws and, to the knowledge of the Company, no occurrences or conditions currently exist that would reasonably be expected to adversely affect the Charah Entities’ continued compliance with such Environmental Laws and any Environmental Permits issued thereunder, except as (A) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) have been disclosed in Company SEC Documents. There are no present claims asserted against any of the Charah Entities under applicable Environmental Laws, including claims relating to the release, spill or disposal of any Hazardous Materials resulting from the operations of the Charah Entities, except as such claims (1) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) have been disclosed in Company SEC Documents.

Section 3.22    Required Disclosures and Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against any of the Charah Entities, or to which any of the Charah Entities is a party, or to which any of their respective Properties is subject, that are required to be described in the Company SEC Documents but are not described as required, and there are no agreements, Contracts, indentures, leases or other instruments that are required to be described in the Company SEC Documents or to be filed as an exhibit to the Company SEC Documents that are not described or filed as required by the Securities Act or the Exchange Act.

Section 3.23    Title to Property. Each of the Charah Entities has good and indefeasible title to all real property and good title to all personal property described in the Company SEC Documents as owned by such Charah Entity, free and clear of all Liens except (a) as are described in the Company SEC Documents, (b) as are created, arise under or secure the Company Credit Agreement (as will be amended by the Company Credit Agreement Amendment concurrently with the Closing), or (c) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 3.24    Form S-3 Eligibility. The Company is eligible to register the Underlying Shares for resale by the Purchaser under Form S-3 promulgated under the Securities Act.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As an inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, the Purchaser hereby represents and warrants that each of the following representations are true and correct as of the date hereof and the Closing Date (except as to any representations and warranties that specifically relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date):

Section 4.01    Existence. The Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

Section 4.02    Authorization; Enforceability. The Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under the Transaction Documents. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of the Purchaser is required. Each of the Transaction Documents has been or, with respect to the Transaction Documents to be delivered at the Closing, will be, duly executed and delivered by the Purchaser, where applicable, and constitutes, or will constitute, the legal, valid and binding obligations of the Purchaser (assuming the due authorization, execution and delivery thereof by the Company, as applicable); provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 4.03    No Breach. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the Organizational Documents of the Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or the property or assets of the Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults would not prevent the consummation of the transactions contemplated by the Transaction Documents.

Section 4.04    Certain Fees. No fees or commissions are or will be payable by or on behalf of the Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Shares or the consummation of the transaction contemplated by this Agreement or the other Transaction Documents.

Section 4.05    Unregistered Securities.

(a)    Investor Status; Sophisticated Purchaser. The Purchaser (i) is, as set forth below the Purchaser’s name on the signature page to this Agreement, either: an institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect, or a “qualified institutional

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buyer” as defined in Rule 144A, and, except as otherwise disclosed to the Company to the contrary, in either case, is an “institutional account” as defined in FINRA Rule 4512(c), and (ii) is able to bear the risk of its investment in the Purchased Shares and the Underlying Shares. The Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Shares and the Underlying Shares. The Purchaser is undertaking its own assessment of the merits of an investment in the Purchased Shares. The Purchaser also represents that it has not been organized for the purpose of acquiring the Purchased Shares unless all of the security holders in the Purchaser are Persons who otherwise meet the criteria set forth in this Section 4.05(a).

(b)    Information. The Purchaser and its Representatives have received all the information they have requested and consider necessary or appropriate for deciding whether to purchase the Purchased Shares and Underlying Shares. The Purchaser and its Representatives have been afforded the opportunity to ask questions and received answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and the Underlying Shares, as well as the business, properties, prospects and financial condition of the Company. Neither such inquiries nor any other due diligence investigations conducted at any time by the Purchaser and its Representatives shall modify, amend or affect the Purchaser’s right (i) to rely on the Company’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy, inaccuracy or breach of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Document. The Purchaser understands that its purchase of the Purchased Shares involves a high degree of risk. The Purchaser acknowledges that the Company is not providing any accounting, legal or tax advice to the Purchaser, but the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Shares.

(c)    Residency. The Purchaser shall cooperate reasonably with the Company to provide any information necessary for any applicable securities filings.

(d)    Legends. The Purchaser understands that, until such time as the Purchased Shares have been registered pursuant to the provisions of the Securities Act, or the Purchased Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Shares shall bear a restrictive legend as provided in the Certificate of Designations. The Purchaser understands that, until such time as the Underlying Shares have been registered pursuant to the provisions of the Securities Act, or the Underlying Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Underlying Shares shall bear the following restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

And any legend required by applicable state “blue sky” securities laws, rules and regulations.

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(e)    Purchase Representation. The Purchaser is purchasing the Purchased Shares entirely for its own account and not with a view to distribution of any part thereof. The Purchaser has been advised and understands that neither the Purchased Shares nor the Underlying Shares have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act). By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Purchased Shares or Underlying Shares. The Purchaser has been advised and understands that the Company, in issuing the Purchased Shares, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Article IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(f)    Rule 144. The Purchaser understands that there is no public trading market for the Purchased Shares, that none is expected to develop and that the Purchased Shares must be held indefinitely unless and until the Underlying Shares are registered under the Securities Act or an exemption from registration is available. The Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act. In this connection, the Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

Section 4.06    Sufficient Funds. As of the date hereof, the Purchaser has delivered to the Company a true, correct and complete copy of the Equity Commitment Letter. To the knowledge of the Purchaser, the Equity Commitment Letter has been duly authorized and executed by the BCP Funds, is a valid and binding obligation of the BCP Funds and enforceable against the BCP Funds in accordance with its terms; provided that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law). The Purchaser has available to it as of the date of this Agreement and will have at the Closing sufficient funds to enable the Purchaser to pay in full at the Closing the entire amount of the Purchaser’s Funding Obligation in immediately available cash funds.

ARTICLE V

COVENANTS

Section 5.01    Conduct of Business. During the period commencing on the date of this Agreement and ending on the Closing Date, each of the Charah Entities will use commercially reasonable efforts to conduct its business in the ordinary course of business, preserve intact its existence and business organization, Permits, goodwill and present business relationships with all material customers, suppliers, licensors, distributors and others having significant business relationships with the Charah Entities (or any of them), to the extent the Company believes in good faith that such relationships are and continue to be beneficial to the Charah Entities and their businesses.

Section 5.02    Cooperation; Further Assurances. Each of the Company and the Purchaser shall use its respective commercially reasonable efforts to obtain all approvals and consents required by or necessary to consummate the transactions contemplated by this Agreement or the other Transaction Documents. From time to time after the date hereof, without further consideration, the Company and the Purchaser shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement, including, without limitation, executing and delivering all such documents or instruments, taking all appropriate action and

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doing all other things such Person determines to be necessary, proper or advisable under applicable Laws and regulations or as otherwise reasonably requested by the parties hereto to consummate the transactions contemplated by this Agreement.

Section 5.03    Use of Proceeds. The Company shall use the proceeds of the Funding Obligation directly or indirectly solely for general corporate purposes.

Section 5.04    Tax Matters.

(a)    Tax Treatment. Absent a contrary determination (as defined in Section 1313(a) of the Code), the Purchaser and the Company agree not to treat the Preferred Stock (based on their terms as set forth in the Certificate of Designation) as “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulation Section 1.305-5 for United States federal (and applicable state) Tax purposes and shall not take any position inconsistent with such treatment.

(b)    Transfer Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer Tax due on (x) the issue of the Preferred Stock and (y) the issue of the Underlying Shares.

Section 5.05     Listing of Shares. Prior to the Closing and subject to the stockholder approval rules of the NYSE, the Company will use its commercially reasonable efforts to obtain approval for listing, subject to notice of issuance, of the Underlying Shares on the NYSE.

Section 5.06    BCP and Purchaser Expenses. Promptly following receipt of an invoice therefor containing reasonable supporting detail, and irrespective of whether this Agreement is terminated pursuant to Section 7.01 or the Closing otherwise does not occur, the Company shall make payment to BCP and/or the Purchaser for their respective documented out-of-pocket fees and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement and the other Transaction Documents (the “Transaction Expenses”) in an amount not to exceed $600,000 in the aggregate.

Section 5.07    State Securities Laws. Prior to Closing, the Company shall use commercially reasonable efforts to (i) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of the Preferred Stock and (ii) cause such authorization, approval, permit or qualification to be effective as of the Closing and as of any conversion of Preferred Stock.

Section 5.08    Information Statement. As promptly as reasonably practicable following the execution and delivery of this Agreement by the parties hereto, the Company shall file with the SEC in preliminary form an Information Statement on Schedule 14C (the “Information Statement”). The Company shall use commercially reasonable efforts to promptly provide responses to the SEC with respect to all comments received on such Information Statement from the SEC, and the Company shall cause the definitive Information Statement to be mailed promptly after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Information Statement.

Section 5.09    Stockholder Consent. The Purchaser shall cause to be delivered to the Company a written consent of the holders of a majority of the outstanding Common Stock approving the voting and conversion rights of the Preferred Stock to be issued at the Closing.

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ARTICLE VI

INDEMNIFICATION, COSTS AND EXPENSES

Section 6.01    Survival of Provisions. The Company Fundamental Representations and the Purchaser Fundamental Representations shall survive the execution and delivery of this Agreement indefinitely and the other representations and warranties contained in this Agreement shall survive for a period of 15 months following the Closing Date, regardless of any investigation made by or on behalf of the Company or the Purchaser. The covenants made in this Agreement or any other Transaction Document shall survive the Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Shares and payment therefor and repayment, conversion or repurchase thereof.

Section 6.02    Indemnification by the Company. The Company agrees to indemnify the Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim (collectively, “Damages”), as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Company contained herein to be true and correct in all material respects as of the date hereof and as of the Closing (except to the extent any representation or warranty includes the word “material,” Material Adverse Effect or words of similar import, with respect to which such representation or warranty, or applicable portions thereof, must have been true and correct in all respects) or (b) the breach of any covenants of the Company contained herein; provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty, in which case the indemnification obligations of the Company with respect to such claim shall survive indefinitely; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made.

Section 6.03    Indemnification by the Purchaser. The Purchaser agrees to indemnify the Company and its Representatives (collectively, “Company Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Purchaser contained herein to be true and correct in all material respects as of the date hereof and as of the Closing or (b) the breach of any of the covenants of the Purchaser contained herein; provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty, in which case the indemnification obligations of the Purchaser with respect to such claim shall survive indefinitely; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Company Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Purchaser shall constitute the date upon which such claim has been made; provided, further, that the liability of the Purchaser shall not be greater in amount than the sum of the Purchaser’s Funding Obligation plus any distributions paid to the Purchaser with respect to the Purchased Shares.

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Section 6.04    Indemnification for Certain Fees. The Company agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Company or alleged to have been incurred by the Company in connection with the sale of the Purchased Shares or the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.05    Indemnification Procedure.

(a)    Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall reasonably cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within 10 business days of when the Indemnified Party provides written notice of a Third-Party Claim, failed to (1) assume the defense or employ counsel reasonably acceptable to the Indemnified Party and (2) notify the Indemnified Party of such assumption within such 10 business day period or (B) the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select one separate counsel (plus appropriate local counsel) and to assume such legal defense and otherwise to participate in the defense of such action, with the documented and out-of-pocket expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified Third-Party Claim without the consent of the Indemnified Party (which consent shall not be unreasonably delayed), unless the settlement thereof is for money damages only and imposes no liability or obligation on, includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

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(b)    Notwithstanding anything to the contrary herein, each Indemnified Party shall use its commercially reasonable efforts to mitigate to the extent required by Law the amount of any costs, losses, liabilities, Damages, or expenses of any kind or nature whatsoever for which it is indemnified pursuant to this Article VI.

Section 6.06     Exclusive Remedy.

(a)    Each party hereto hereby acknowledges and agrees that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. If any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party, subject to the terms hereof and in addition to any remedy at law for damages or other relief, may (at any time prior to the valid termination of this Agreement pursuant to Article VII) institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

(b)    The sole and exclusive remedy for any and all claims arising under, out of, or related to this Agreement or the transactions contemplated hereby, shall be the rights of indemnification set forth in this Article VI only, and no Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the parties hereto to the fullest extent permitted by Law. Notwithstanding anything in the foregoing to the contrary, nothing in this Agreement shall limit or otherwise restrict a fraud claim brought by any party hereto or the right to seek specific performance pursuant to Section 6.06(a).

ARTICLE VII

TERMINATION

Section 7.01    Termination. This Agreement may be terminated at any time prior to the Closing:

(a)    by mutual written consent of the Company and the Purchaser representing a majority of the Purchased Shares;

(b)    by the Purchaser, if (i) (x) the Company Credit Agreement Amendment is terminated or (y) the Company Credit Agreement Amendment is amended or otherwise modified from the form of the Company Credit Agreement Amendment set forth on Exhibit D in either a materially adverse manner to the Purchaser or in a manner that would have required the Purchaser’s prior consent under Section 4 of the Certificate of Designations if the Certificate of Designations had been in effect at the time of such amendment or modification or (ii) the Stockholder Consent is not received pursuant to Section 5.09, in each case, prior to the Closing;

(c)    by written notice from either the Company or the Purchaser representing a majority of the Purchased Shares if any Governmental Authority with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Documents and such order, decree, ruling or other action is or shall have become final and nonappealable; or

(d)        by written notice from the Company or the Purchaser, if the Closing does not occur by 11:59 p.m. New York City time on March 16, 2020; provided, however, that no party may terminate this Agreement pursuant to this Section 7.01(d) if such party is, at the time of providing such written notice, in breach of any of its obligations under this Agreement.

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Section 7.02    Certain Effects of Termination. In the event that this Agreement is terminated pursuant to Section 7.01:

(a)    except as set forth in Section 7.02(b), this Agreement shall become null and void and have no further force or effect, but the parties shall not be released from any liability arising from or in connection with any breach hereof occurring prior to such termination;

(b)    regardless of any purported termination of this Agreement, Section 5.06, Article VI and all indemnification rights and obligations of the Company and the Purchaser thereunder, this Section 7.02 and the provisions of Article VIII shall remain operative and in full force and effect as between the Company and the Purchaser, unless the Company and the Purchaser mutually execute a writing that expressly (with specific references to the applicable Articles, Sections or subsections of this Agreement) terminates such rights and obligations as between the Company and the Purchaser; and

(c)    the Confidentiality Provisions shall remain in effect until the Confidentiality Provisions expire in accordance with their terms.

ARTICLE VIII

MISCELLANEOUS

Section 8.01    Interpretation. Article, Section and Schedule references in this Agreement are references to the corresponding Article and Section of, and Schedule to, this Agreement, unless otherwise specified. All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Company has an obligation under the Transaction Documents, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by the Purchaser or the Company, such action shall be in the Purchaser’s or the Company’s sole discretion, as applicable, unless otherwise specified in this Agreement. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

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Section 8.02    No Waiver; Modifications in Writing.

(a)    Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)    Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of any Transaction Document shall be effective unless signed by each of the parties thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of any Transaction Document, any waiver of any provision of any Transaction Document and any consent to any departure by the Company from the terms of any provision of any Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 8.03    Binding Effect. This Agreement shall be binding upon the Company, the Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 8.04    Non-Disclosure.

(a)    Notwithstanding the foregoing, this Agreement shall not impact the terms and provisions of the Confidentiality Provisions. The Confidentiality Provisions shall continue to be in full force and effect, pursuant to the terms and conditions thereof.

(b)    Other than filings made by the Company with the Commission, neither the Company nor any of its Representatives shall disclose the identity of, or any other information concerning, the Purchaser or any of their respective Affiliates until having first provided the Purchaser a reasonable opportunity to review and comment on such disclosure (with such comments being incorporated or reflected, to the extent reasonable, in any such disclosure); provided that nothing in this Section 8.04 shall delay any required filing or other disclosure with the Commission, NYSE or any Governmental Authority or otherwise hinder the Charah Entities’ or their respective Representatives’ ability to timely comply with all Laws or rules and regulations of the Commission, NYSE or other Governmental Authority.

Section 8.05    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by first-class mail, postage prepaid, email, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)    If to the Purchaser, to the addresses set forth on Schedule A.

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(b)    If to the Company:

Charah Solutions, Inc.

12601 Plantside Drive

Louisville, KY 40299

Attention: Chief Financial Officer

Email: rshannon@charah.com

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

1114 6th Ave, 32nd Floor

New York, NY 10036

Attention: John Kupiec

Email: jkupiec@velaw.com

or to such other address as the Company or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; (iii) when received, if sent via email; and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 8.06    Entire Agreement. This Agreement, the other Transaction Documents, the Confidentiality Provisions and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, in the other Transaction Documents or in the Confidentiality Provisions, in each case with respect to the rights granted by the Company or any of its Affiliates or the Purchaser or any of its Affiliates. This Agreement, the other Transaction Documents, the Certificate of Designations, the Confidentiality Provisions and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 8.07    Assignment. This Agreement may not be assigned to any other Person without the written consent of the other party hereto; provided that, prior to the Closing, the Purchaser may, without the prior written consent of the Company, assign its rights to purchase the Purchased Shares under this Agreement, in whole or in part to an Affiliate of the Purchaser; provided further, however, that no such assignment shall relieve the Purchaser of any of its obligations hereunder.

Section 8.08    Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws which would result in the application of the Law of any other jurisdiction. Any action against any party relating to the foregoing shall be brought exclusively in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the jurisdiction of such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or

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hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 8.09    No Recourse Against Others.

(a)    All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Company and the Purchaser. No Person other than the Company or the Purchaser, including no member, partner, stockholder, Affiliate or Representative thereof, nor any member, partner, stockholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Company and the Purchaser hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

(b)    Without limiting the foregoing, to the maximum extent permitted by Law, (i) each of the Company and the Purchaser hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise, and (ii) each of the Company and the Purchaser disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with or as an inducement to this Agreement.

Section 8.10    Third Party Beneficiary. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Company, the Purchaser and, for purposes of Section 8.09 only, any member, partner, stockholder, Affiliate or Representative of the Company or the Purchaser, or any member, partner, stockholder, Affiliate or Representative of any of the foregoing) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.11    Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS CONTROLLED AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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Section 8.12    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CHARAH SOLUTIONS, INC.

By:	/s/ Roger D. Shannon
Name:	Roger D. Shannon
Title:	Chief Financial Officer and Treasurer

Signature Page to Series A Stock Purchase Agreement

PURCHASER:

CHARAH PREFERRED STOCK AGGREGATOR, LP

By:	Charah Preferred Stock Aggregator GP, LLC
Its:	General Partner

By:	/s/ Timothy J. Poche
Name:	Timothy J. Poche
Title:	Authorized Representative

☐	institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect

☒	“qualified institutional buyer” as defined in Rule 144A

Signature Page to Series A Stock Purchase Agreement

SCHEDULE A

PURCHASE PRICE ALLOCATION

Purchaser and Address	Purchased Shares	Funding Obligation
Charah Preferred Stock Aggregator, LP c/o Bernhard Capital Partners 400 Convention Street, Suite 1010 Baton Rouge, LA 70802 Attn: Lucie R. Kantrow Email: lucie@bernhardcapital.com	26,000	$25,220,000.00

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP 609 Main Street Houston, TX 77002 Attn: William J. Benitez, P.C. Julian J. Seiguer, P.C. Email: william.benitez@kirkland.com julian.seiguer@kirkland.com

TOTAL:	26,000	$25,220,000.00

Schedule A

SCHEDULE B

COMPANY GROUP SUBSIDIARIES

Charah Sole Member LLC

Allied Power Sole Member, LLC

Charah, LLC

Allied Power Management, LLC

Ash Management Services, LLC

Green Meadow, LLC

Ash Venture LLC

CV Ash, LLC

Allied Power Services, LLC

Charah Plant Services, LLC

Allied Power Resources, LLC

Charah Management LLC

Allied Power Holdings, LLC

Allied Power International, LLC

SCB International Holdings, LLC

Mercury Capture Intellectual Property, LLC

SCB Trading, LLC

Mercury Capture Beneficiation, LLC

Nutek Micro-Grinding, LLC

Oreco Trading, Inc.

SCB Europe S.a.R.L.

Charah Environmental Redevelopment Group, LLC

Muskegon Environmental Redevelopment Group, LLC

Schedule B

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS

See attached.

Exhibit A

Final Form

CERTIFICATE OF DESIGNATIONS OF

SERIES A PREFERRED STOCK

OF CHARAH SOLUTIONS, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware:

CHARAH SOLUTIONS, INC., a Delaware corporation, certifies that pursuant to the authority contained in Article IV of its Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Special Committee of the Board of Directors duly approved and adopted on March [●], 2020 the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that a series of Preferred Stock, par value $0.01 per share, of the Company be, and hereby is, created, and that the designation and number of shares thereof and the voting and other powers, preferences, and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

SECTION 1.    Designation and Amount; Ranking.

(a)    There shall be created from the 50,000,000 shares of preferred stock, par value $0.01 per share, of the Company authorized to be issued pursuant to the Certificate of Incorporation, a series of preferred stock, designated as the “Series A Preferred Stock,” par value $0.01 per share (the “Preferred Stock”), and the authorized number of shares of Preferred Stock shall be 26,000 shares. Shares of the Preferred Stock that are redeemed, purchased or otherwise acquired by the Company (or any other Redeeming Party), or converted into shares of Common Stock, shall be cancelled, shall revert to authorized but unissued shares of Preferred Stock and shall not be reissued except as permitted under Section 4(b)(ii).

(b)    The Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, ranks: (i) senior in all respects to all Junior Stock; (ii) on a parity in all respects with all Parity Stock; and (iii) junior in all respects to all Senior Stock, in each case as provided more fully herein.

SECTION 2.    Definitions.

As used herein, the following terms shall have the following meanings:

“14C Expiration Date” shall mean the date immediately following the expiration of the 20 calendar day period commencing on the stated date of distribution to the Company’s stockholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of a definitive Information Statement on Schedule 14C filed by the Company with the SEC relating to the issuance of the Preferred Stock.

“Accrued Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the accrued and unpaid dividends on such share from, and including, the most recently preceding fiscal quarter (or the Issue Date, if such date is prior to the first full fiscal quarter Dividend Payment Date) to, but not including, such date.

“Accumulated Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the aggregate amount of accrued and unpaid dividends added to the Liquidation Preference in accordance with Sections 3(b), 3(c), 3(d) and 3(f).

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act.

“Applicable Treasury Rate” shall mean the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the Change of Control Redemption Date or the date of the Liquidation Event, as applicable, of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the Change of Control Redemption Date or the date of the Liquidation Event, as applicable, to the First Call Date; provided, however, that if the period from the Change of Control Redemption Date or the date of the Liquidation Event, as applicable, to the First Call Date is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“As-Converted Preferred Stock” shall have the meaning set forth in Section 3(g).

“Average VWAP” per share over a certain period shall mean the arithmetic average of the VWAP per share for each Trading Day in such period.

“BCP Group” shall mean BCP Energy Services Fund-A, LP, a Delaware limited partnership, BCP Energy Services Fund, LP, a Delaware limited partnership, Charah Holdings LP, a Delaware limited partnership, and, in each case, any Affiliate of the foregoing entities.

“Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 of the Exchange Act or any successor provision thereto.

“Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Day” shall mean Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America, the State of Louisiana or the State of Kentucky shall not be regarded as a Business Day.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by the Company.

“Cash Dividends” shall have the meaning set forth in Section 3(a).

“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company, as modified by this Certificate of Designations, as further amended or restated in accordance with applicable law and this Certificate of Designations.

“Certificated Preferred Stock” shall have the meaning set forth in Section 10(b)(i).

“Change of Control” shall mean the occurrence of any of the following:

(i)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of a merger or consolidation, which is covered by subsection (ii) below), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any Person;

(ii)    the consummation of any transaction (including, without limitation, pursuant to a merger or consolidation), the result of which is that any Person becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Company; provided, however, solely for purposes of this subsection (ii), a “Person” shall include, in connection with a direct merger of a publicly traded entity with the Company, the shareholders of such publicly traded entity with whom the Company merges; or

(iii)    any event which constitutes a “Change of Control” under (A) the CHRA Credit Agreement or (B) any indenture of the Company or future senior notes or credit facilities of the Company having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $15,000,000, and in each case such “Change of Control” is not waived by the lenders pursuant to the CHRA Credit Agreement or the applicable credit agreement or the holders of such notes pursuant to the applicable credit documentation associated therewith.

Notwithstanding the foregoing, unless a member of the BCP Group purchases all or substantially all of the Company’s assets in a transaction or a series of related transactions approved by the Company’s Board of Directors, no acquisition or disposition of Capital Stock by a member of the BCP Group shall constitute a Change of Control.

“Change of Control Redemption Date” shall have the meaning set forth in Section 8(a).

“Change of Control Redemption Notice” shall have the meaning set forth in Section 8(c).

“Change of Control Redemption Premium” shall mean (a) on or prior to the First Call Date, an amount in cash equal to the greater of (i) 100% of the Liquidation Preference plus the Make-Whole Premium and (ii) the Closing Sale Price of the Common Stock on the date of the Change of Control multiplied by the amount of Common Stock such Holder would be entitled to receive if such Holder’s Preferred Stock were converted into Common Stock immediately prior to the Change of Control and (b) following the First Call Date, an amount in cash equal to the greater of (i) 100% of the Liquidation Preference and (ii) the Closing Sale Price of the Common Stock on the date of the Change of Control multiplied by the amount of Common Stock such Holder would be entitled to receive if such Holder’s Preferred Stock were converted into Common Stock immediately prior to the Change of Control. Notwithstanding the foregoing, solely in the event that the Change of Control Redemption Date occurs prior to the first anniversary of the Issue Date, the amount of the Make-Whole Premium specified in the immediately preceding clause (a)(i) shall not exceed $4,000,000 in the aggregate (the “Make-Whole Restriction Amount”). For the avoidance of doubt, the calculation of the Make-Whole Restriction Amount shall not in any respect include any Accrued Dividends or other amounts that are otherwise included in the calculation of the Liquidation Preference.

“Change of Control Redemption Price” shall have the meaning set forth in Section 8(b).

“CHRA Credit Agreement” shall mean that certain Credit Agreement, dated as of September 21, 2018, by and among the Company, the Guarantors (as defined therein), the Lenders (as defined therein) from time to time a party thereto, and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer (each as defined therein), as in effect on the date hereof (including as amended, supplemented or otherwise modified on or prior to the date hereof) and as may be further amended, restated, renewed, supplemented, refunded, replaced or refinanced as permitted pursuant to Section 4(b)(v) and Section 4(c)(i).

“CHRA Credit Modification” shall have the meaning set forth in Section 4(b).

“close of business” shall mean 5:00 p.m. (New York City time).

“Closing Sale Price” of the Common Stock shall mean, as of any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the Closing Sale Price shall be an amount determined by the Board of Directors to be the fair market value of a share of Common Stock.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company or any other capital stock of the Company into which such Common Stock shall be reclassified or changed.

“Company” shall mean Charah Solutions, Inc., a Delaware corporation.

“Company Optional Conversion Date” shall have the meaning set forth in Section 6(c).

“Company Optional Conversion Notice” shall have the meaning set forth in Section 6(b).

“Company Redemption Date” shall have the meaning set forth in Section 7(b).

“Company Redemption Notice” shall have the meaning set forth in Section 7(b)(ii).

“Company Redemption Preference” shall have the meaning set forth in Section 7(b)(i).

“Company Redemption Price” shall have the meaning set forth in Section 7(b)(i).

“Conversion Date” shall mean the Optional Conversion Date and the Company Optional Conversion Date, as applicable.

“Conversion Price” shall mean an amount equal to $2.77, as may be adjusted pursuant to Section 6(f).

“Conversion Rate” shall have the meaning set forth in Section 6(a).

“Dividend Payment Date” shall mean the date that is 45 days after the end of each fiscal quarter of the Company, unless the Board of Directors designates an earlier date.

“Dividend Rate” shall mean, as of the date of the determination, the rate per annum of 10%, compounded quarterly; provided, however, that (a) to the extent the Company elects to accrue a dividend payable (or any portion thereof) instead of paying such dividend payable in cash on any Dividend Payment Date, such rate shall be 13% per annum, compounded quarterly, for the portion of the dividend payable so accrued on such Dividend Payment Date and (b) upon the occurrence and during the continuance of an Event of Default, the Dividend Rate shall mean the rate per annum of 16%, compounded quarterly.

“Dividend Record Date” shall mean, with respect to any fiscal quarter and applicable Dividend Payment Date, the record date (which shall be a Business Day) set by the Board of Directors for holders eligible to receive any dividend declared for such fiscal quarter.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest, any limited liability company membership interest and any unlimited liability company membership interests.

“Event of Default” shall mean the occurrence of any of the following:

(a)    The failure of the Company to redeem or offer to redeem any share of the Preferred Stock for a cash purchase price equal to the Optional Redemption Price or Change of Control Redemption Price pursuant to Section 7 or Section 8, as applicable;

(b)    The Company takes any action referred to in Section 4 without first obtaining the required consent or approval of the requisite Holders as specifically set forth therein;

(c)    The Company fails to perform or observe any other term, covenant or agreement contained in the Certificate of Incorporation, the bylaws of the Company, the Stockholders’ Agreement or this Certificate of Designations; or

(d)    Any event which constitutes an event of default under (i) the CHRA Credit Agreement or (ii) any indenture of the Company or future senior notes or credit facilities of the Company having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $15,000,000, and such “event of default” is not waived by the lenders pursuant to the CHRA Credit Agreement or the applicable credit agreement or the holders of such notes pursuant to the applicable credit documentation associated therewith.

“Ex-Date” shall mean when used with respect to any issuance of or distribution in respect of the Common Stock or any other securities, the first date on which the Common Stock or such other securities trade without the right to receive such issuance or distribution.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“First Call Date” shall mean the third anniversary of the Issue Date.

“GAAP” shall mean United States generally accepted accounting principles.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business consistent with past practice.

“Holder” and, unless the context requires otherwise, “holder” shall each mean a holder of record of a share of Preferred Stock.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade liabilities and intercompany liabilities incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all Guarantees by such Person of Indebtedness of others and (f) all Capital Lease Obligations of such Person.

“Issue Date” shall mean the original date of issuance of the Preferred Stock, which shall be the date that this Certificate of Designations is filed with the Secretary of State of the State of Delaware.

“Junior Stock” shall mean all classes of the Company’s common stock and each other class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Liquidation Event” shall have the meaning set forth in Section 5(a).

“Liquidation Event Preference” shall mean, with respect to each share of Preferred Stock, (a) on or prior to the First Call Date, an amount in cash equal to the greater of (i) 100% of the Liquidation Preference plus the Make-Whole Premium and (ii) the Closing Sale Price of the Common Stock on the date of the Liquidation Event multiplied by the amount of Common Stock such Holder would be entitled to receive if such Holder’s Preferred Stock were converted into Common Stock immediately prior to the Liquidation Event and (b) following the First Call Date, an amount in cash equal to the greater of (i) 100% of the Liquidation Preference and (ii) the Closing Sale Price of the Common Stock on the date of the Liquidation Event multiplied by the amount of Common Stock such Holder would be entitled to receive if such Holder’s Preferred Stock were converted into Common Stock immediately prior to the Liquidation Event.

“Liquidation Preference” shall mean, with respect to each share of Preferred Stock, $1,000.00, as adjusted pursuant to Sections 3(b), 3(c), 3(d) and 3(f), in each case to the date of payment of the Liquidation Preference, the Conversion Date, the Optional Redemption Date or the Change of Control Redemption Date, as applicable.

“Make-Whole Premium” shall mean, as of the applicable Change of Control Redemption Date or date of the Liquidation Event, in each case prior to the First Call Date, an amount in cash equal to the present value (which shall be calculated using an annual discount rate (compounded quarterly) equal to the Applicable Treasury Rate as of such date plus 50 basis points) as of such date of the sum of the remaining Cash Dividends that would accrue on such shares of Preferred Stock being redeemed from such date to the First Call Date (including, for the avoidance of doubt, any dividends that would accrue from the Dividend Payment Date immediately prior to the First Call Date through the First Call Date), as calculated by the Holders or on behalf of the Holders by such Person as the Holders shall designate.

“Make-Whole Restriction Amount” shall have the meaning set forth in the definition of “Change of Control Redemption Premium”.

“Market Value” shall mean the Average VWAP during a 20 consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the date of determination.

“Material Acquisition” shall mean any acquisition of all or substantially all of the assets of, or all of the Equity Interests (other than directors’ qualifying shares) in a Person or division or line of business of a Person in respect of which the aggregate consideration exceeds $5,000,000.

“Material Disposition” shall mean any sale, transfer or other disposition, directly or indirectly, by the Company or any consolidated Subsidiary of the Company to any Person other than the Company or a consolidated Subsidiary of the Company of any asset or group of related assets (other than inventory or other assets sold, transferred or otherwise disposed of in the ordinary course of business, including receivables sold or contributed under an accounts receivable securitization facility) in one or a series of related transactions in respect of which the aggregate consideration exceeds $5,000,000.

“National Securities Exchange” shall mean an exchange registered with the SEC under Section 6(a) of the Exchange Act.

“Non-Cash Dividend Election” shall have the meaning set forth in Section 3(b).

“Officer” shall mean the Chief Executive Officer, the President, the President–Finance Administration, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

“opening of business” shall mean 9:00 a.m. (New York City time).

“Optional Conversion Date” shall have the meaning set forth in Section 6(a).

“Optional Conversion Notice” shall have the meaning set forth in Section 6(a).

“Optional Conversion Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Date” shall have the meaning set forth in Section 7(a)(ii).

“Optional Redemption Notice” shall have the meaning set forth in Section 7(a)(ii).

“Optional Redemption Price” shall have the meaning set forth in Section 7(a)(i).

“Ownership Notice” shall mean the notice of ownership of Capital Stock containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law and, in the case of an issuance of Capital Stock pursuant to the terms hereof, in substantially the form attached hereto as Exhibit B.

“Parity Stock” shall mean any class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Paying Agent” shall mean the Transfer Agent, acting in its capacity as paying agent for the Preferred Stock, and its successors and assigns, or any other Person appointed to serve as paying agent by the Company.

“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Board Observer” shall have the meaning set forth in Section 4(f).

“Preferred Committee Observer” shall have the meaning set forth in Section 4(f).

“Preferred Director” shall have the meaning set forth in Section 4(f).

“Preferred Stock” shall have the meaning set forth in Section 1(a).

“Pro Rata Repurchases” shall mean any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer directed to all of the holders of Common Stock subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other tender offer available to substantially all holders of Common Stock, in the case of both of the foregoing clauses (i) and (ii), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of Indebtedness of the Company or any other Person or any other property (including shares of capital stock, other securities or evidences of Indebtedness of a subsidiary), or any combination thereof, effected while the Preferred Stock is outstanding. The “effective date” of a Pro Rata Repurchase shall mean the date of a purchase with respect to any Pro Rata Repurchase.

“Purchase Agreement” shall mean that certain Series A Preferred Stock Purchase Agreement, dated as of March 5, 2020, by and among the Company and the purchasers set forth therein.

“Redeeming Party” shall have the meaning set forth in Section 8(a).

“Requisite Approval Notice Date” shall have the meaning set forth in Section 11(i).

“Restricted Period Termination Date” shall have the meaning set forth in Section 10(a)(ii)(A).

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Stock” shall mean each class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Series A Preferred Stock” shall have the meaning set forth in Section 1(a).

“Shelf Registration Statement” shall mean a shelf registration statement filed with the SEC covering resales of Transfer Restricted Securities by holders thereof.

“Shortfall Amount” shall have the meaning set forth in Section 3(f).

“Stockholders’ Agreement” shall mean that certain Stockholders’ Agreement, dated as of June 18, 2018, by and among Charah Solutions, Inc., a Delaware corporation, Bernhard Capital Partners Management, LP, a Delaware limited partnership, CEP Holdings, Inc., a Delaware corporation, the stockholders identified on the signature pages thereto, and any other persons signatory thereto from time to time, as the same may be amended, restated, replaced or otherwise modified from time to time.

“Subsidiary” shall mean, as to any Person, any corporation or other entity of which: (a) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; (b) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Trading Day” shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” shall mean a Business Day.

“Transfer Agent” shall mean American Stock Transfer & Trust Company, LLC, acting as the Company’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Preferred Stock, and its successors and assigns, or any other person appointed to serve as transfer agent, registrar, conversion agent and dividend disbursing agent by the Company.

“Transfer Restricted Securities” shall mean each share of Common Stock received upon conversion of a share of Preferred Stock until (a) such shares of Common Stock shall be freely tradable pursuant to an exemption from registration under the Securities Act under Rule 144 thereunder, or (b) the resale of such shares of Common Stock under an effective Shelf Registration Statement, in each case unless otherwise agreed to by the Company and the Holder thereof.

“Trigger Event” shall have the meaning set forth in Section 6(f)(vi).

“Voting Cap” shall have the meaning set forth in Section 4(a).

“Voting Stock” shall mean Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect one or more members of the Board of Directors of the Company (without regard to whether or not, at the relevant time, Capital Stock of any other class or classes (other than Common Stock) shall have or might have voting power by reason of the happening of any contingency).

“VWAP” per share of Common Stock on any Trading Day shall mean the per share volume-weighted average price as displayed on Bloomberg page “CHRA <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” shall mean the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

SECTION 3.    Dividends.

(a)    Holders shall be entitled to receive, with respect to each share of Preferred Stock prior to any distributions made in respect of any Junior Stock in respect of the same fiscal quarter, out of funds legally available for payment, cash dividends (“Cash Dividends”) on the Liquidation Preference in effect immediately after the last day of the immediately prior fiscal quarter (or if there has been no prior full fiscal quarter, the Issue Date), computed on the basis of a 360-day year consisting of twelve 30-day months, at the Dividend Rate. To the extent the Board of Directors so declares, Cash Dividends shall be payable in arrears on each Dividend Payment Date for the fiscal quarter ending immediately prior to such Dividend Payment Date (or with respect to the first Dividend Payment Date, for the period commencing on the Issue Date and ending on the last day of the fiscal quarter following the Issue Date), to the Holders as they appear on the Company’s stock register at the close of business on the relevant Dividend Record Date. Dividends on the Preferred Stock shall accumulate and become Accrued Dividends on a day-to-day basis from the last day of the most recent fiscal quarter, or if there has been no prior full fiscal quarter, from the Issue Date, until Cash Dividends are paid pursuant to this Section 3(a) in respect of such accumulated amounts or the Liquidation Preference is increased in respect of such accumulated amounts pursuant to Section 3(b), Section 3(c) or Section 3(d).

(b)    Notwithstanding anything to the contrary in Section 3(a), the Company may, at the sole election of the Board of Directors, elect (a “Non-Cash Dividend Election”) to, in lieu of paying a dividend in cash, (i) accrue all or any portion of such dividend to the account of such Holders at the Dividend Rate specified in clause (a) of the definition of “Dividend Rate” and (ii) have such dividend be deemed an Accumulated Dividend that is added to the Liquidation Preference for all purposes of this Certificate of Designations. If the Company shall elect to declare and pay a portion, but not all, of a dividend in cash, then the amount of such dividend paid in cash shall be allocated among the Holders in proportion to the number of shares of Preferred Stock held by each Holder. If the Company fails to pay a Cash Dividend in respect of any fiscal quarter and does not make an affirmative Non-Cash Dividend Election in respect thereof, the Company shall be deemed to have made a Non-Cash Dividend Election for all purposes of this Certificate of Designations.

(c)    Notwithstanding anything to the contrary, if any shares of Preferred Stock are converted into Common Stock in accordance with this Certificate of Designations on a date during the period between the close of business on any Dividend Record Date and the close of business on the corresponding Dividend Payment Date, the Accrued Dividends with respect to such shares of Preferred Stock, at the Company’s option, shall either (i) be paid in cash on or prior to the date of such conversion or (ii) not be paid in cash, be deemed to be Accumulated Dividends and be added to the Liquidation Preference for purposes of such conversion. For the avoidance of doubt, such Accrued Dividends shall include dividends accruing from, and including, the last day of the most recently preceding fiscal quarter to, but not including, the applicable Conversion Date. The Holders at the close of business on a Dividend Record Date shall be entitled to receive any dividend paid as a Cash Dividend on those shares on the corresponding Dividend Payment Date.

(d)    Notwithstanding anything to the contrary, if any shares of Preferred Stock are redeemed by the Company in accordance with this Certificate of Designations on a date during the period between the close of business on any Dividend Record Date and the close of business on the corresponding Dividend Payment Date, the Accrued Dividends with respect to such shares of Preferred Stock shall be deemed to be Accumulated Dividends and shall be added to the Liquidation Preference for purposes of such redemption. For the avoidance of doubt, such Accrued Dividends shall include dividends accruing from, and including, the last day of the most recently preceding fiscal quarter to, but not including, the Optional Redemption Date, the Company Redemption Date or the Change of Control Redemption Date, as applicable. The Holders at the close of business on a Dividend Record Date shall be entitled to receive any dividend paid as a Cash Dividend on those shares on the corresponding Dividend Payment Date.

(e)    So long as any share of the Preferred Stock remains outstanding, except as consented to by the Holders of at least a majority of the then-outstanding shares of Preferred Stock, no dividend or distribution shall be declared or paid on, and no redemption or repurchase shall be agreed to or consummated of, Parity Stock, Common Stock or any other shares of Junior Stock, unless all accumulated and unpaid dividends for all preceding full fiscal quarters (including the fiscal quarter in which such accumulated and unpaid dividends first arose) of the Company have been declared and paid; provided, however, that the foregoing limitation shall not apply to redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business consistent with past practice, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees.

(f)    Except as provided in Section 3(b), if the Company does not make a Non-Cash Dividend Election and fails to pay in full in cash to the Holders a Cash Dividend in an amount equal to the product of the Liquidation Preference multiplied by the Dividend Rate for a fiscal quarter, then (i) the amount of such shortfall (the “Shortfall Amount”) will continue to be owed by the Company to the Holders and will accumulate until paid in full in cash and (ii) the Liquidation Preference will be deemed increased until the Shortfall Amount is paid in full in cash by an amount equal to the Shortfall Amount plus the product of the Liquidation Preference multiplied by a rate per annum of 3% for such fiscal quarter.

(g)    The Company may declare and pay cash dividends in respect of its Common Stock only if, for purposes of such cash dividend, each share of Preferred Stock is deemed to be equal to the number of whole shares of Common Stock into which such share of Preferred Stock is convertible as of the date such dividend is declared (at the Conversion Rate then in effect or, if the share of Preferred Stock is not then convertible, by assuming that such shares of Preferred Stock are convertible at the Conversion Rate then in effect) (“As-Converted Preferred Stock”), and such dividend is equally allocated among and paid in cash to each share of Common Stock and As-Converted Preferred Stock on an aggregate basis.

SECTION 4.    Special Rights.

(a)    From and after the Requisite Approval Notice Date, (i) on any matter presented to the holders of Common Stock for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of meeting), each Holder shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such Holder are convertible as of the record date for determining shareholders entitled to vote on such matter (at the Conversion Rate then in effect or, if the shares of Preferred Stock are not then convertible, by assuming that such shares of Preferred Stock are convertible at the Conversion Rate then in effect) and (ii) except as provided by the Delaware General Corporation Law, the Certificate of Incorporation or by another provision of this Certificate of Designations, Holders shall vote together with the holders of Common Stock as a single class. Notwithstanding anything to the contrary, prior to the

Requisite Approval Notice Date, the Preferred Stock Beneficially Owned by a Holder of Preferred Stock or any of its Affiliates may only be voted to the extent that the aggregate voting power of all of the Company’s Voting Stock that is Beneficially Owned by a Holder and its respective Affiliates does not exceed 0.99% of the aggregate voting power of all of the Company’s Voting Stock outstanding on the applicable record date for determining stockholders who may vote with respect to any proposal (the “Voting Cap”). The Preferred Stock shall immediately and permanently cease to be subject to the Voting Cap from and after the Requisite Approval Notice Date.

(b)    So long as any shares of Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Delaware General Corporation Law, the Certificate of Incorporation or this Certificate of Designations, the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Preferred Stock, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)    any issuance, authorization or creation of (including by reclassification of currently-issued Equity Interests or otherwise), or any increase by the Company in the issued or authorized amount of, any specific class or series of Parity Stock, Preferred Stock or Senior Stock;

(ii)    any issuance, authorization or creation of, or any increase by any of the Company’s consolidated Subsidiaries of any issued or authorized amount of, any specific class or series of Equity Interests;

(iii)    any amendment, modification or alteration of, or supplement to, the Certificate of Incorporation, the bylaws of the Company or this Certificate of Designations that would adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock or any Holder;

(iv)    any amendment, modification or alteration of any rights, preferences or privileges of the Preferred Stock or any other duly authorized issued and outstanding Equity Interests of the Company;

(v)    the payment of any dividend on, redemption, repurchase or conversion of any Junior Stock; or

(vi)    any agreement, understanding or other arrangement that restricts or would have the effect of restricting the payment of any dividend on, redemption or repurchase of or conversion of the Preferred Stock; provided, however, that the Company may amend, modify, restate, renew, supplement, refund, replace or refinance the CHRA Credit Agreement and any indebtedness thereunder (“CHRA Credit Modification”) without the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Preferred Stock only if and to the extent that such CHRA Credit Modification does not augment, increase or otherwise modify in a manner that is adverse to any Holder (or have the effect of augmenting, increasing or modifying in a manner that is adverse to any Holder) the restrictions relating to the payment of any dividend on, redemption or repurchase of or conversion of the Preferred Stock that exist in the CHRA Credit Agreement as of the Issue Date; provided further, that the Company may not, without the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Preferred Stock, make any CHRA Credit Modification that could, individually or in the aggregate, be expected to be materially adverse to the Holders.

(c)    At any time that a sufficient number of shares of Preferred Stock are outstanding such that the Liquidation Preference of such shares in the aggregate would equal at least $7,500,000, then, in addition to any other vote or consent of stockholders required by the Delaware General Corporation Law, the Certificate of Incorporation or this Certificate of Designations, the affirmative vote or consent of the

Holders of at least a majority of the outstanding shares of Preferred Stock, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)    any incurrence of Indebtedness or permitting to exist any lien on any of the Company’s or its Subsidiaries’ assets or properties, other than (A) indebtedness expressly permitted under Section 7.02 of the CHRA Credit Agreement and (B) liens expressly permitted under Section 7.01 of the CHRA Credit Agreement, in each case, in effect on the Issue Date; provided, that the Company shall only be permitted to refinance, and incur corresponding liens in connection with any refinancing of the Obligations (as defined in the CHRA Credit Agreement) and/or any refinancing debt in respect thereof, in each case, with indebtedness (1) the principal amount of which does not exceed the sum of (x) the total outstanding principal amount of such debt being refinanced (including undrawn committed or available amounts, any letter of credit subfacilities and including amounts owing to all creditors under any combined or syndicated credit arrangement), plus (y) any usual and customary accrued and unpaid interest, premium, fees and costs and expenses thereon and (2) that does not contain terms and conditions that are materially adverse to the Preferred Stock or the interests of the Holders relative to the terms and conditions of the indebtedness being refinanced;

(ii)    any material transaction, or agreement to enter into any material transaction, with an Affiliate;

(iii)    any Material Acquisition or Material Disposition except in connection with a sale of all or substantially all of the Company’s assets (whether by sale of the Equity Interests of the Company’s Subsidiaries, or pursuant to a merger or consolidation or other disposition of any such Subsidiaries);

(iv)    any amendment, modification or alteration of, or supplement to the Stockholders’ Agreement in a manner materially adverse to the Holders;

(v)    any voluntary liquidation, dissolution or winding up of the Company or any of its material Subsidiaries;

(vi)    any voluntary filing for bankruptcy, insolvency, receivership or any similar proceedings by or against the Company or any of its Subsidiaries, any appointment of a receiver or trustee for all or substantially all of the assets of the Company or any of its Subsidiaries on a consolidated basis or any assignment for the benefit of a creditor of the Company or any of its Subsidiaries;

(vii)    any material alteration of the principal line or lines of business of the Company or any of its Subsidiaries; or

(viii)    any increase in the number of directors appointed to the Company’s Board of Directors beyond the number set forth in the Certificate of Incorporation or this Certificate of Designations.

(d)    In exercising the voting rights set forth in Section 4(b) and Section 4(c), each share of Preferred Stock shall be entitled to one vote.

(e)    The rules and procedures for calling and conducting any meeting of the Holders (including the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the bylaws of the Company, the Stockholders’ Agreement and applicable law.

(f)    Subject to the other provisions of this Section 4(f) and from and after the Requisite Approval Notice Date, for so long as any shares of Preferred Stock are outstanding, the Holders, acting exclusively and separately as a class, shall have the option and right (but not the obligation), exercisable at any time by delivering a written notice of such designation to the Company, to appoint either (i) a non-voting observer (the “Preferred Board Observer”) to the Board of Directors or (ii) appoint one director to the Board of Directors (the “Preferred Director”). To the extent the Holders elect to exercise the foregoing right, the Preferred Director or Preferred Board Observer, as applicable, that the Holders choose to appoint shall be elected by Holders of a majority of the issued and outstanding shares of the Preferred Stock at each annual meeting of stockholders of the Company, or by written consent in lieu of a meeting of the Holders of a majority of the issued and outstanding shares of the Preferred Stock, with the Preferred Director (if applicable) serving a term of office expiring at the earliest of the next annual meeting of stockholders of the Company or the death, resignation or removal of such Preferred Director; provided, however, that the Preferred Director shall not be prohibited from serving as a director pursuant to any applicable law (including, without limitation, the Exchange Act, as amended, and the Clayton Antitrust Act of 1914, as amended) or rule or regulation of the SEC or any National Securities Exchange on which the Company’s Common Stock is listed or admitted to trading; provided further, that, for the avoidance of doubt, the Holders of a majority of the issued and outstanding shares of the Preferred Stock may at any time change their election to appoint a Preferred Board Observer or Preferred Director upon an annual or special meeting of the Holders duly called for such purpose or pursuant to a written consent of the Holders, and a person shall be appointed as the Preferred Director or Preferred Board Observer, as applicable, by the Holders of a majority of the issued and outstanding shares of the Preferred Stock at such annual or special meeting or pursuant to such written consent, and such change of election shall be effective upon the delivery of a written notice to the Company. The Company shall take all actions necessary or advisable to effect the Holders’ election regarding a Preferred Board Observer or Preferred Director, as applicable. Further, the Holders shall have the option and right (but not the obligation) to (x) in the event the Holders elect to have a Preferred Director, have representation on each committee of the Board of Directors to the extent not prohibited by applicable law or rule or regulation of the SEC or any National Securities Exchange on which the Company’s Common Stock is listed or admitted to trading, and (y), to the extent the Holders do not have representation on a committee of the Board of Directors, appoint a non-voting observer (a “Preferred Committee Observer”) to any or all committees of which a Preferred Director is not a member. At any meeting held for the purpose of electing a Preferred Director, Preferred Board Observer, or to make an election to have a Preferred Board Observer or Preferred Director, the presence in person or by proxy of the Holders of a majority of the outstanding shares of the Preferred Stock shall constitute a quorum for the purpose of such election. Subject to the other provisions of this Section 4(f), the initial Preferred Director elected by the Holders (if any) shall serve as the Preferred Director until the expiration of his or her term of office or such earlier time as the Holders elect to replace the initial Preferred Director or any successors thereof upon prompt written notice to the Company. Any Preferred Director may be removed for cause or otherwise by, and only by, the affirmative vote of the Holders holding a majority of the issued and outstanding shares of Preferred Stock, given either at a special meeting of the Holders duly called for that purpose or pursuant to a written consent of the Holders. In the event of the resignation, death or removal (for cause or otherwise) of any Preferred Director, Preferred Board Observer or Preferred Committee Observer from the Board of Directors or any committee thereof, as applicable, the Holders shall have the continuing right to elect a successor Preferred Director, Preferred Board Observer or Preferred Committee Observer, as applicable, to the Board of Directors or any committee thereof, as applicable, to fill the resulting vacancy on the Board of Directors or any applicable committee thereof. For the avoidance of doubt, in the event that the Holders elect to appoint a Preferred Director, the total number of authorized directors constituting the Board of Directors shall be increased by such Preferred Director, and at any time that the Holders elect not to have a Preferred Director or remove a Preferred Director without replacement, the total number of authorized directors constituting the Board of Directors shall be reduced accordingly.

(g)    Any member of the BCP Group that is a Holder and each other Holder of Preferred Stock (or Common Stock into which such Preferred Stock has been converted in accordance with Section 6) with an aggregate Liquidation Preference of $2,000,000 or more shall be entitled to receive the following from the Company:

(i)    Within 90 days (or 120 days in the case of the fiscal year containing the Issue Date) after the end of each fiscal year, all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a report on the annual financial statements by the Corporation’s independent registered public accounting firm and year end bookings and retention, in a manner that complies in all material respects with the requirements specified in such form;

(ii)    Within 45 days after the end of each of each fiscal quarter, all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including financial statements prepared in accordance with GAAP and quarterly bookings and retention, in a manner that complies in all material respects with the requirements specified in such form; and

(iii)    Within 60 days following the beginning of each fiscal year, an annual budget in the form customarily prepared by the Company.

SECTION 5.    Liquidation Rights.

(a)    In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary (“Liquidation Event”), each Holder shall be entitled to receive, in respect of such shares of Preferred Stock, and to be paid out of the assets of the Company, an amount in cash equal to the Liquidation Event Preference thereon, in preference to the holders of, and before any payment or distribution is made on, any Junior Stock.

(b)    Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding up or dissolution of its business), nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a Liquidation Event.

(c)    After the payment in full to the Holders of the amounts provided for in this Section 5, the Holders of shares of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company in respect of their ownership of such Preferred Stock.

(d)    In the event the assets of the Company available for distribution to the Holders upon any Liquidation Event shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 5(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which Holders of all Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

SECTION 6.    Conversion.

(a)    The Holders shall, at all times on and after the first Business Day that is three months after the Issue Date, have the right to convert their shares of Preferred Stock, in whole or in part, into that number of whole shares of Common Stock for each share of Preferred Stock equal, subject to Section 6(j), to the quotient of (i) the Liquidation Preference divided by (ii) the per share Conversion Price then in effect, with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9 (such quotient, the “Conversion Rate”). To convert shares of Preferred Stock into shares of Common Stock pursuant to this Section 6(a), such Holder shall give written notice (the “Optional Conversion Notice” and the date of such notice, the “Optional Conversion Notice Date”) to the Company stating that such Holder elects to so convert shares of Preferred Stock and shall state therein: (A) the number of shares of Preferred Stock to be converted, (B) the name or names in which such Holder wishes the shares of Common Stock to be issued, (C) the Holder’s computation of the number of shares of Common Stock to be received by such Holder and (D) the Conversion Price on the Optional Conversion Notice Date. If a Holder validly delivers an Optional Conversion Notice in accordance with this Section 6(a), the Company shall issue the shares of Common Stock as soon as reasonably practicable, but not later than ten Business Days thereafter (the date of issuance of such shares, the “Optional Conversion Date”). Notwithstanding anything to the contrary, prior to the Requisite Approval Notice Date, no Preferred Stock may be converted into Common Stock.

(b)    On or after the first Business Day that is three years after the Issue Date, if the Holders have not elected to convert all of their shares of Preferred Stock pursuant to Section 6(a), the Company shall have the right to provide each of the Holders with a written notice (the “Company Optional Conversion Notice”) giving the Holder the option to choose, in such Holder’s sole discretion, by delivering a writing to the Company within 30 days of receipt of the Company Optional Conversion Notice, to have all (but not less than all) of such Holder’s outstanding shares of Preferred Stock either (i) converted, in whole and not in part, into that number of whole shares of Common Stock for each share of Preferred Stock equal, subject to Section 6(j), to the quotient of (x) the Liquidation Preference divided by (y) the per share Conversion Price then in effect, with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9 or (ii) redeemed, in whole and not in part, in cash for an amount equal to the Company Redemption Preference; provided, that if the Company does not have sufficient liquidity or is otherwise unable to pay the applicable Company Redemption Preference (including if such redemption would at the time not be compliant with the provisions of the CHRA Credit Agreement and any other agreements governing the Company’s future or existing outstanding Indebtedness) to each Holder electing to have its Preferred Stock redeemed in cash, then all such Holders will continue to hold their Preferred Stock and shall not, for the avoidance of doubt, be required to convert their Preferred Stock into Common Stock. Notwithstanding the foregoing, the Company may not issue a Company Optional Conversion Notice unless (A) the Average VWAP per share of the Common Stock during a 20 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Company Optional Conversion Notice Date is greater than 120% of the per share Conversion Price then in effect, (B) the Common Stock is then listed on a National Securities Exchange, (C) a registration statement for the re-sale of the Common Stock is then effective and (D) the Company is not then in possession of material non-public information (as determined by Regulation FD promulgated under the Exchange Act).

(c)    To issue a Company Optional Conversion Notice pursuant to Section 6(b), each such written notice shall state therein (A) the number of shares of Preferred Stock to be converted or redeemed at the Holder’s option, (B) the per share Conversion Price and the Company Redemption Preference as of the date of such notice (the “Company Optional Conversion Notice Date”), (C) the Company’s computation of the number of shares of Common Stock to be received by the Holder in the event such Holder elects to convert its Preferred Stock and (D) that the conditions set forth in Section 6(b) have been met as of the Company Optional Conversion Date (inclusive of reasonable supporting documentation in connection therewith). If the Company validly delivers a Company Optional Conversion Notice in accordance with this Section 6(c), then (x) if a Holder elects to convert its Preferred Stock pursuant to the Company Optional Conversion Notice, then the Company shall issue the shares of Common Stock as soon as reasonably practicable, but not later than ten Business Days after the Holder delivers its election (the date of issuance of such shares, the “Company Optional Conversion Date”) and (y) if a Holder elects for a redemption of its Preferred Stock in cash, then the Company and the Holder shall proceed with the redemption of such Preferred Stock in accordance with the provisions of Sections 7(b) and 7(c).

(d)    Upon conversion, each Holder shall surrender to the Company the certificates representing any shares held in certificated form to be converted during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent maintained by it, accompanied by (i) (if so required by the Company or its duly appointed Transfer Agent) a written instrument or instruments of transfer in form reasonably satisfactory to the Company or its duly appointed Transfer Agent duly executed by the Holder or its duly authorized legal representative and (ii) transfer tax stamps or funds therefor, if required pursuant to Section 6(i).

(e)    Immediately prior to the close of business on the Optional Conversion Date or the Company Optional Conversion Date, as applicable, with respect to a conversion, a Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder’s shares of Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Holder. Except to the extent that a Holder is not able to convert its shares of Preferred Stock into Common Stock as a result of Section 6(j), on the Optional Conversion Date or the Company Optional Conversion Date, as applicable, dividends shall cease to accrue on the shares Preferred Stock so converted and all other rights with respect to the shares of Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except that only the rights of Holders thereof to receive the number of whole shares of Common Stock into which such shares of Preferred Stock have been converted (with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9). As promptly as practical after the conversion of any shares of Preferred Stock into Common Stock, the Company shall deliver to the applicable Holder an Ownership Notice identifying the number of full shares of Common Stock to which such Holder is entitled, and a cash payment in respect of fractional shares in accordance with Section 9.

(f)    The Conversion Price shall be subject to the following adjustments:

(i)    If the Company pays a dividend (or other distribution) in shares of Common Stock to holders of the Common Stock, in their capacity as holders of Common Stock, then the Conversion Price in effect immediately following the record date for such dividend (or distribution) shall be divided by the following fraction:

        OS1

OS0

where

OS0	=	the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution; and

OS1	=	the sum of (A) the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution and (B) the total number of shares of Common Stock constituting such dividend.

(ii)    If the Company issues to holders of shares of the Common Stock, in their capacity as holders of Common Stock, rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock at less than the Market Value determined on the Ex-Date for such issuance, then the

Conversion Price in effect immediately following the close of business on the Ex-Date for such issuance shall be divided by the following fraction:

        OS0 + X

OS0 + Y

where

OS0	=	the number of shares of Common Stock outstanding at the close of business on the record date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Market Value determined as of the Ex-Date for such issuance.

To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would have then been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price shall not be adjusted until such triggering events occur. In determining the aggregate offering price payable for such shares of Common Stock, the conversion agent shall take into account any consideration received for such rights, options or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(iii)    If the Company subdivides, combines or reclassifies the shares of Common Stock into a greater or lesser number of shares of Common Stock, then the Conversion Price in effect immediately following the effective date of such share subdivision, combination or reclassification shall be divided by the following fraction:

        OS1

OS0

where

OS0	=	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, combination or reclassification; and

OS1	=	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, combination or reclassification.

(iv)    If the Company distributes to all holders of shares of Common Stock evidences of Indebtedness, shares of Capital Stock (other than Common Stock), cash or other assets (including securities, but excluding any dividend or distribution referred to in clause (i), any rights or warrants referred to in clause (ii) above, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries and any dividend of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price in effect immediately following the close of business on the record date for such distribution shall be divided by the following fraction:

        SP0

SP0 - FMV

where

SP0	=	the Closing Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date; and

FMV	=	the fair market value of the portion of the distribution applicable to one share of Common Stock on the Trading Day immediately preceding the Ex-Date as determined by the Board of Directors.

In a spin-off, where the Company makes a distribution to all holders of shares of Common Stock consisting of Capital Stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit the Conversion Price shall be adjusted on the fourteenth Trading Day after the effective date of the distribution by dividing the Conversion Price in effect immediately prior to such fourteenth Trading Day by the following fraction:

        MP0 + MPS

MP0

MP0	=	the average of the Closing Sale Price of the Common Stock over each of the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution; and

MPS	=	the average of the closing sale price of the Capital Stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over each of the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, as reported in the principal securities exchange or quotation system or market on which such shares are traded, or if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the Capital Stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Price that would then be in effect if such dividend distribution had not been declared.

(v)    In the case the Company effects a Pro Rata Repurchase of Common Stock, then the Conversion Price shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Value of a share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (1) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (2) the Market Value per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase.

(vi)    Notwithstanding any other provisions of this Section 6(f), rights or warrants distributed by the Company to holders of Common Stock, in their capacity as holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6(f) (and no adjustment to the Conversion Price under this Section 6(f) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under Section 6(f)(ii). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to a Conversion Price under this Section 6(f) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, such Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, such Conversion Price shall be readjusted as if such expired or terminated rights and warrants had not been issued. To the extent that the Company has a rights plan or agreement in effect upon conversion of the Preferred Stock, which rights plan provides for rights or warrants of the type described in this clause, then upon conversion of Preferred Stock the Holder will receive, in addition to the Common Stock to which he is entitled, a corresponding number of rights in accordance with the rights plan, unless a Trigger Event has occurred and the adjustments to the Conversion Price with respect thereto have been made in accordance with the foregoing. In lieu of any such adjustment, the Company may amend such applicable stockholder rights plan or agreement to provide that upon conversion of the Preferred Stock the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights that would have attached to such Common Stock if the Trigger Event had not occurred under such applicable stockholder rights plan or agreement.

(g)    If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in any Conversion Price then in effect shall be required by reason of the taking of such record.

(h)    Upon any increase or decrease in the Conversion Price, then, and in each such case, the Company promptly shall deliver to each Holder a certificate signed by an Officer, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

(i)    The issuance or delivery of certificates for Common Stock upon the conversion of shares of Preferred Stock and the issuance or delivery of any Ownership Notice, whether at the request of a Holder or upon the conversion of shares of Preferred Stock, shall each be made without charge to the Holder or recipient of shares of Preferred Stock for such certificates or Ownership Notice or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby or such Ownership Notice or the securities identified therein, and such certificates or Ownership Notice shall be issued or delivered in the respective names of, or in such names as may be directed by, the applicable Holder; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the shares of the relevant Preferred Stock and the Company shall not be required to issue or deliver any such certificate or Ownership Notice unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

(j)    In the event that any Holder elects to convert shares of Preferred Stock into shares of Common Stock pursuant to Section 6(a), the sum of (i) the number of shares of Common Stock into which the shares of Preferred Stock can then be converted upon such exercise pursuant this Certificate of Designations and (ii) the number of shares of Common Stock into which the shares of Preferred Stock have already been converted in accordance with this Certificate of Designations shall not exceed the maximum number of shares of Common Stock which the Company may issue under the Certificate of Incorporation or the maximum number of shares of Common Stock which the Company may issue without stockholder approval under applicable law (including, for the avoidance of doubt, the stockholder approval rules of any National Securities Exchange on which the shares of Common Stock are listed). The Company will use its reasonable best efforts to seek stockholder approval for the issuance of shares of Common Stock upon conversion of the Preferred Stock above the amount that the Company may issue without such stockholder approval pursuant to New York Stock Exchange Rule 312.03(c).

(k)    Any shares of Common Stock delivered pursuant to this Section 6 shall be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters of any state or federal law), free and clear of any liens, claims, rights or encumbrances other than those arising under the Delaware Act or this Certificate of Designations or created by the holders thereof.

(l)    The Company shall use its reasonable best efforts to at all times reserve and keep available for issuance upon the conversion of the Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock, and shall use its commercially reasonable efforts to take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock or the payment or partial payment of dividends (if any) declared on Preferred Stock that are payable in Common Stock. If the Company does not at any time have reserved and available the number of shares of Common Stock described in the preceding sentence, the Company shall pay to the Holders (on a pro rata basis across all Holders based on their respective ownership of Preferred Stock) an amount in cash equal to $50,000 per month (pro-rated for partial months), payable no later than five Business Days after the end of each month until the Company again has reserved and available such number of shares of Common Stock.

SECTION 7.    Optional Redemption.

(a)    At any time, and from time to time, on or after the first Business Day that is seven years after the Issue Date, each Holder shall have the right, subject to applicable law, to require the Company to redeem the Preferred Stock, in whole or in part, from any source of funds legally available for such purpose.

(i)    Subject to applicable law, the Company shall effect any such redemption pursuant to this Section 7(a) by paying cash for each share of Preferred Stock to be redeemed in an amount equal to the Liquidation Preference (including, for the avoidance of doubt, any Accrued Dividends added to the Liquidation Preference in accordance with Section 3(d)) (the “Optional Redemption Price”).

(ii)    Any Holder electing to have its Preferred Stock redeemed shall give notice of its election to redeem the Preferred Stock pursuant to this Section 7(a) (“Optional Redemption Notice”) to the Company stating that such Holder elects to so redeem its shares of Preferred Stock and shall state therein: (i) the number of shares of Preferred Stock to be redeemed and (ii) the Optional Redemption Price. If a Holder validly delivers an Optional Redemption Notice in accordance with this Section 7(a)(ii), the Company shall provide the Holder with information regarding the place where such shares of Preferred Stock in certificated form are to be redeemed and be presented and surrendered for payment of the Optional Redemption Price therefor, which surrender and payment shall take place as soon as reasonably practicable, but not later than ten Business Days after the Company’s receipt of the Optional Redemption Notice (the “Optional Redemption Date”).

(b)    At any time, and from time to time, on or after the first Business Day that is three years after the Issue Date, the Company shall have the right, subject to applicable law, to redeem all, but not less than all, of the Preferred Stock then outstanding from any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the Company in its sole discretion (the “Company Redemption Date”).

(i)    Subject to applicable law, the Company shall effect any such redemption pursuant to this Section 7(b) by paying cash for each share of Preferred Stock to be redeemed in an amount equal to the greater of (A) the Closing Sale Price of the Common Stock on the date of the Company Redemption Notice multiplied by the amount of Common Stock such Holder would be entitled to receive if such Holder’s Preferred Stock were converted into Common Stock on the date of the Company Redemption Notice and (B) the Liquidation Preference (including, for the avoidance of doubt, any Accrued Dividends added to the Liquidation Preference in accordance with Section 3(d)), multiplied by, (x) if the Company Redemption Date is prior to the fourth anniversary of the Issue Date, 103%, and (y) if the Company Redemption Date is on or after the fourth anniversary of the Issue Date, 100% (the amount calculated pursuant to clause (B), the “Company Redemption Preference”, and the greater of the amount calculated pursuant to clause (A) and clause (B), the “Company Redemption Price”).

(ii)    The Company shall give notice of its election to redeem the Preferred Stock pursuant to this Section 7(b) not less than 30 days and not more than 60 days before the Company Redemption Date to the Holders of Preferred Stock as such Holders’ names appear (as of the close of business on the Business Day next preceding the day on which notice is given) on the books of the Transfer Agent at the address of such Holders shown therein. Such notice (the “Company Redemption Notice”) shall state: (w) the Company Redemption Date, (x) the number of shares of Preferred Stock to be redeemed from such Holder, (y) the Company Redemption Price and (z) the place where any shares of Preferred Stock in certificated form are to be redeemed and be presented and surrendered for payment of the applicable Company Redemption Price therefor, which surrender and payment shall take place on the Company Redemption Date.

(c)    If the Holder gives an Optional Redemption Notice or the Company gives a Company Redemption Notice, the Company shall deposit with the Paying Agent funds sufficient to redeem the shares of Preferred Stock as to which such Optional Redemption Notice or Company Redemption Notice, as applicable, shall have been given, no later than the open of business on the Optional Redemption Date or the Company Redemption Date, as applicable, and the Company shall give the Paying Agent irrevocable instructions and authority to pay the applicable Optional Redemption Price or the Company Redemption Price, as applicable, to the Holders to be redeemed upon surrender or deemed surrender of the Preferred Stock in certificated form therefor as set forth in the Optional Redemption Notice or the Company Redemption Notice, as applicable. If the Optional Redemption Notice or the Company Redemption Notice shall have been given, then from and after the Optional Redemption Date or the Company Redemption Date, as applicable, unless the Company defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Optional Redemption Notice or the Company Redemption Notice, as applicable, all dividends on such shares of Preferred Stock to be redeemed shall cease to accrue and all other rights with respect to the shares of Preferred Stock to be redeemed, including the rights, if any, to receive notices, will terminate, except only for the rights of Holders thereof to receive the Optional Redemption Price or the Company Redemption Price, as applicable. The Company shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Optional Redemption Price or the Company Redemption Price, as applicable, of the shares of Preferred Stock to be redeemed), and the holders of any shares of Preferred Stock so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Company for any reason, including redemption of shares of Preferred Stock, that remain unclaimed or unpaid after two years after the Optional Redemption Date or the Company Redemption Date, as applicable, or any other payment date, shall be, to the extent permitted by applicable law, repaid to the Company upon its written request, after which repayment the Holders entitled to such redemption or other payment shall have recourse only to the Company. Notwithstanding any Optional Redemption Notice or Company Redemption Notice, there shall be no redemption of any shares of Preferred Stock called for redemption until funds sufficient to pay the full Optional Redemption Price or Company Redemption Price, as applicable, of such shares shall have been deposited by the Company with the Paying Agent.

(d)    Any redemption by the Company pursuant to this Section 7 shall be subject to compliance with the provisions of the CHRA Credit Agreement and any other agreements governing the Company’s future or existing outstanding indebtedness.

SECTION 8.    Change of Control.

(a)    In the event of a Change of Control, the Company or a third party with the prior written consent of the Company (such party, as applicable, the “Redeeming Party”) shall, in compliance with applicable law, make an offer to redeem all of the outstanding Preferred Stock in accordance with the provisions of this Section 8. Any such redemption accepted by a Holder shall occur on a date set by the Redeeming Party in its sole discretion, but no later than five Business Days after consummation of the Change of Control (the “Change of Control Redemption Date”). Notwithstanding anything to the contrary, the Change of Control Redemption Date may be on the date of the Change of Control, and any redemption pursuant to this Section 8 may be made simultaneously with the Change of Control. The Holders acknowledge and agree that, as long as the CHRA Credit Agreement contains terms restricting the ability of the Company to redeem the Preferred Stock in cash upon a Change of Control and such terms are not waived by the applicable lenders thereunder, the loans and other loan obligations that are accrued and payable under the CHRA Credit Agreement will be repaid (and any commitments and any outstanding letters of credit thereunder will be terminated) prior to such redemption of the Preferred Stock. For the avoidance of doubt, the preceding sentence shall not be deemed to be a waiver by any Holder of its right to receive from the Company and/or its successor the cash associated with such redemption.

(b)    Subject to applicable law, the Redeeming Party shall effect any such redemption pursuant to this Section 8 by paying cash for each share of Preferred Stock to be redeemed in an amount equal to the Change of Control Redemption Premium for such share of Preferred Stock on such Change of Control Redemption Date (such product, the “Change of Control Redemption Price”).

(c)    The Redeeming Party shall give notice of such redemption not less than 15 days and not more than 60 days before the scheduled Change of Control Redemption Date, to the Holders as such Holders’ names appear (as of the close of business on the Business Day next preceding the day on which notice is given) on the books of the Transfer Agent at the address of such Holders shown therein. Such notice (the “Change of Control Redemption Notice”) shall state: (i) the Change of Control Redemption

Date, (ii) the Change of Control Redemption Price and (iii) the place where any shares of Preferred Stock in certificated form are to be redeemed and shall be presented and surrendered for payment of the Change of Control Redemption Price therefor. The Redeeming Party shall give the Change of Control Redemption Notice in advance of a Change of Control if a definitive agreement is in place for the Change of Control at the time of giving the Change of Control Redemption Notice.

(d)    If the Redeeming Party gives a Change of Control Redemption Notice, the Redeeming Party shall deposit with the Paying Agent funds sufficient to redeem the shares of Preferred Stock as to which such Change of Control Redemption Notice shall have been given, no later than the open of business on the Change of Control Redemption Date, and the Redeeming Party shall give the Paying Agent irrevocable instructions and authority to pay the applicable Change of Control Redemption Price to the Holders to be redeemed upon surrender or deemed surrender of the Preferred Stock in certificated form therefor as set forth in the Change of Control Redemption Notice.

SECTION 9.    No Fractional Shares.

No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be issued upon conversion, whether voluntary or mandatory, or in respect of dividend payments made in Common Stock on the Preferred Stock. Instead, the Company may elect to either make a cash payment to each Holder that would otherwise be entitled to a fractional share (based on the Closing Sale Price of such fractional share determined as of the Trading Day immediately prior to the payment thereof) or, in lieu of such cash payment, round up to the next whole share the number of shares of Common Stock to be issued to any particular Holder upon conversion.

SECTION 10.    Uncertificated Shares; Certificated Shares.

(a)    Uncertificated Shares.

(i)    Form. Notwithstanding anything to the contrary herein, unless requested in writing by a Holder to the Company, the shares of Preferred Stock and any shares of Common Stock issued upon conversion thereof shall be in uncertificated, book entry form as permitted by the bylaws of the Company and the Delaware General Corporation Law. Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall, or shall cause the Transfer Agent to, send to the registered owner thereof an Ownership Notice.

(ii)    Transfer.

(A)    Prior to the one year anniversary of the Issue Date (such date, the “Restricted Period Termination Date”), without the prior consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), no Holder may transfer any Preferred Stock or any Common Stock into which such Preferred Stock has been converted pursuant to Section 6 other than (1) to an Affiliate of such Holder, (2) transfers consisting of distributions of such shares to such Holders’ affiliated investors, (3) pursuant to a tender or exchange offer from the Company, a merger or consolidation of the Company with or into another Person or a recapitalization of the Company, (4) as result of the commencement of voluntary or involuntary bankruptcy or liquidation proceedings by or against the Company or any of its Subsidiaries or (5) in connection with a Change of Control transaction. Following the Restricted Period Termination Date, the Preferred Stock and the Common Stock into which such Preferred Stock has been converted pursuant to Section 6 shall be unrestricted and freely transferable, subject to applicable securities laws and regulations binding upon such Holder or transfer. Notwithstanding the foregoing and anything to the contrary, each Holder may at any time make a bona fide pledge of any or all of its Preferred Stock or Common

Stock into which such Preferred Stock has been converted pursuant to Section 6 in connection with a bona fide loan or other extension of credit, and any foreclosure by any pledged under such loan or extension of credit on any such pledged securities (or any sale thereof) shall not be considered a violation of this Section 10(a)(ii)(A) and the transfer of the Preferred Stock or Common Stock into which such Preferred Stock has been converted pursuant to Section 6 by a pledgee who has foreclosed on such loan or extension of credit shall not be considered a violation or breach of this Section 10(a)(ii)(A).

(B)    Transfers of Preferred Stock or Common Stock issued upon conversion thereof held in uncertificated, book-entry form shall be made only upon the transfer books of the Company kept at an office of the Transfer Agent upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Company may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper.

(iii)    Legends. Each Ownership Notice issued with respect to a share of Preferred Stock or any Common Stock issued upon the conversion of Preferred Stock shall bear a legend in substantially the following form:

“THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FOREGOING LEGEND WILL BE REMOVED AND A NEW OWNERSHIP NOTICE PROVIDED WITH RESPECT TO THE SECURITIES IDENTIFIED HEREIN UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CHARAH SOLUTIONS, INC. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

In addition, each Ownership Notice issued with respect to a share of Preferred Stock shall bear a legend in substantially the following form:

“BY ACCEPTANCE HEREOF, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT, AND SHALL CAUSE ITS AFFILIATES NOT TO, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY.”

(b)    Certificated Shares.

(i)    Form and Dating. When Preferred Stock is in certificated form (“Certificated Preferred Stock”), the Preferred Stock certificate and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Preferred Stock certificate may have notations, legends or endorsements required by applicable law, stock exchange rules, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Preferred Stock certificate shall be dated the date of its authentication.

(ii)    Execution and Authentication. Two Officers shall sign each Preferred Stock certificate for the Company by manual or facsimile signature.

If an Officer whose signature is on a Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Preferred Stock certificate, the Preferred Stock certificate shall be valid nevertheless.

A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Preferred Stock certificate. The signature shall be conclusive evidence that the Preferred Stock certificate has been authenticated under this Certificate of Designations.

The Transfer Agent shall authenticate and deliver certificates for shares of Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. Such order shall specify the number of shares of Preferred Stock to be authenticated and the date on which the original issue of the Preferred Stock is to be authenticated.

The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for the Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(iii)    Transfer and Exchange. When Certificated Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Preferred Stock or to exchange such Certificated Preferred Stock for an equal number of shares of Certificated Preferred Stock, the Transfer

Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Preferred Stock surrendered for transfer or exchange:

(A)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(B)    is being transferred or exchanged pursuant to subclause (1) or (2) below, and is accompanied by the following additional information and documents, as applicable:

(1)    if such Certificated Preferred Stock is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

(2)    if such Certificated Preferred Stock is being transferred to the Company or to a “qualified institutional buyer” in accordance with Rule 144A under the Securities Act or pursuant to another exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 10(b)(iv).

(iv)    Legends.

(A)    Each certificate evidencing Certificated Preferred Stock or any Common Stock issued upon the conversion of Preferred Stock shall bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FORGOING LEGEND WILL BE REMOVED AND A NEW CERTIFICATE PROVIDED WITH RESPECT TO THESE SECURITIES UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CHARAH SOLUTIONS, INC. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS CERTIFICATE BY REFERENCE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(B)    Upon any sale or transfer of a Transfer Restricted Security held in certificated form pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act or an effective registration statement under the Securities Act, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock or certificated Common Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security.

(v)    Replacement Certificates. If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

(vi)    Cancellation. In the event the Company shall purchase or otherwise acquire Certificated Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation. The Transfer Agent and no one else shall cancel and destroy all Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Preferred Stock certificates to the Company. The Company may not issue new Preferred Stock certificates to replace Preferred Stock certificates to the extent they evidence Preferred Stock which the Company has purchased or otherwise acquired.

(c)    Certain Obligations with Respect to Transfers and Exchanges of Preferred Stock.

(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Preferred Stock as required pursuant to the provisions of this Section 10.

(ii)    All shares of Preferred Stock, whether or not Certificated Preferred Stock, issued upon any registration of transfer or exchange of such shares of Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designations as the shares of Preferred Stock surrendered upon such registration of transfer or exchange.

(iii)    Prior to due presentment for registration of transfer of any shares of Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Preferred Stock are registered as the absolute owner of such Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(iv)    No service charge shall be made to a Holder for any registration of transfer or exchange of any Preferred Stock or Common Stock issued upon the conversion thereof on the transfer books of the Company or the Transfer Agent or upon surrender of any Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. Notwithstanding the foregoing, the Company shall not be required to pay any tax or other governmental charge that may be payable in respect of any registration of transfer or exchange of any Preferred Stock or Common Stock issued upon the conversion thereof in a name other than that of the Holders of such shares of Preferred Stock or Common Stock issued upon the conversion thereof, and the Person or Persons requesting the issuance thereof shall be required to pay to the Company the amount of such tax or governmental charge or shall have established to the satisfaction of the Company that such tax or governmental charge has been paid.

(d)    No Obligation of the Transfer Agent. The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 11.    Other Provisions.

(a)    With respect to any notice to a Holder required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any vote upon any such action (assuming due and proper notice to such other Holders). Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b)    Shares of Preferred Stock that have been issued and reacquired by the Company in any manner, including shares of Preferred Stock purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) upon such reacquisition be automatically cancelled by the Company and shall not be reissued.

(c)    The shares of Preferred Stock shall be issuable only in whole shares.

(d)    All notice periods referred to herein shall commence: (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile; (ii) one Business Day after being deposited with a nationally recognized next-day courier, postage prepaid; or (iii) three Business Days after being by first-class mail, postage prepaid. Notice to any Holder shall be given to the registered address set forth in the Company’s records for such Holder.

(e)    Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay. All payments required hereunder shall be made by wire transfer of immediately available funds in United States Dollars to the Holders in accordance with the payment instructions as such Holders may deliver by written notice to the Company from time to time.

(f)    Notwithstanding anything to the contrary, whenever the Board of Directors is permitted or required to determine fair market value, such determination shall be made in good faith.

(g)    Except as set forth in Section 4(b)(ii), the Holders shall have no preemptive or preferential rights to purchase or subscribe to any stock, obligations, warrants or other securities of the Company of any class.

(h)    The Company shall distribute to the Holders copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of the Common Stock, at such times and by such method as documents are distributed to such holders of such Common Stock.

(i)    As promptly as practicable following the occurrence of the 14C Expiration Date, the Company shall give written notice thereof to the Holders (the date of delivery of such notice, the “Requisite Approval Notice Date”).

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this [●] day of March, 2020.

CHARAH SOLUTIONS, INC.

By:
Name:
Its:

Attest:

EXHIBIT A

FORM OF PREFERRED STOCK

FACE OF SECURITY

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FORGOING LEGEND WILL BE REMOVED AND A NEW CERTIFICATE PROVIDED WITH RESPECT TO THESE SECURITIES UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CHARAH SOLUTIONS, INC. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS CERTIFICATE BY REFERENCE.

BY ACCEPTANCE HEREOF, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT, AND SHALL CAUSE ITS AFFILIATES NOT TO, DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number	[ ] Shares of
[ ]	Series A Preferred Stock

Series A Preferred Stock

of

CHARAH SOLUTIONS, INC.

CHARAH SOLUTIONS, INC., a Delaware corporation (the “Company”), hereby certifies that [                    ] (the “Holder”) is the registered owner of [                     ] fully paid and non-assessable shares of preferred stock, par value $0.01 per share, of the Company designated as the Series A Preferred Stock (the “Preferred Stock”). The shares of Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated March [●], 2020, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has executed this certificate this [●] day of March, 2020.

CHARAH SOLUTIONS, INC.

By:
Name:
Title:

By:
Name:
Title:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Transfer Agent,

By:
Name:
Title:

REVERSE OF SECURITY

Dividends on each share of Preferred Stock shall be payable, when, as and if declared by the Company’s Board of Directors out of legally available funds as provided in the Certificate of Designations.

The shares of Preferred Stock shall be convertible into the Company’s Common Stock upon the satisfaction of the conditions and in the manner and according to the terms set forth in the Certificate of Designations.

The shares of Preferred Stock may be redeemed by the Company upon the satisfaction of the conditions and in the manner and according to the terms set forth in the Certificate of Designations.

The Company will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Stock Certificate) Signature Guarantee:                                    1

[1]

Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

OWNERSHIP NOTICE

THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FOREGOING LEGEND WILL BE REMOVED AND A NEW OWNERSHIP NOTICE PROVIDED WITH RESPECT TO THE SECURITIES IDENTIFIED HEREIN UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CHARAH SOLUTIONS, INC. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.

IF THE SECURITIES IDENTIFIED HEREIN ARE SERIES A PREFERRED STOCK OF THE COMPANY, THEN BY ACCEPTANCE HEREOF, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT, AND SHALL CAUSE ITS AFFILIATES NOT TO, DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

This letter confirms and acknowledges that you are the registered owner of the number and the class or series of shares of capital stock of the Company listed on Schedule A to this letter.

In addition, please be advised that the Company will furnish without charge to each stockholder of the Company who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock, or series thereof, of the Company and the qualifications, limitations or restrictions of such preferences and/or rights, which are fixed by the Charter. Any such request should be directed to the Secretary of the Company.

B-1

The shares of capital stock of the Company have been not been registered under the Securities Act and, accordingly, may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an effective registration statement under the Exchange Act or an exemption from the registration requirements of the Exchange Act.

Dated:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Transfer Agent,

By:

Name:
Title:

B-2

EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:	Series A Preferred Stock (the “Preferred Stock”) of Charah Solutions, Inc. (the “Company”)

This Certificate relates to shares of Preferred Stock held by (the “Transferor”) in*/:

☐	book entry form; or

☐	definitive form.

The Transferor has requested the Transfer Agent by written order to exchange or register the transfer of Preferred Stock.

In connection with such request and in respect of such Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designations relating to the above-captioned Preferred Stock and that the transfer of this Preferred Stock does not require registration under the Securities Act of 1933 (the “Securities Act”) because */:

☐	such Preferred Stock is being acquired for the Transferor’s own account without transfer;

☐	such Preferred Stock is being transferred to the Company;

☐	such Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A; or

☐	such Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests).

[INSERT NAME OF TRANSFEROR]

By:

Date:

*/	Please check applicable box.

C-1

EXHIBIT B

FORM OF AMENDMENT TO REGISTRATION RIGHTS AGREEMENT FOR THE COMMON

STOCK ISSUABLE UPON CONVERSION OF THE PREFERRED STOCK

See attached.

Exhibit B

Final Form

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT (this “Amendment”), effective as of March [●], 2020, is by and among Charah Solutions, Inc., a Delaware corporation (the “Company”), and each of the other parties listed on the signature pages hereto (the “Holders” and, together with the Company, the “Parties”). Capitalized but otherwise undefined terms herein have the meanings given to them in the Registration Rights Agreement (as defined below).

WHEREAS, the Company and the Holders are party to that certain Registration Rights Agreement, dated June 18, 2018 (the “Registration Rights Agreement”), governing the Company’s obligations to register Registrable Securities of the Holders; and

WHEREAS, in connection with entering into that certain Series A Preferred Stock Purchase Agreement, dated as of the date hereof, by and between the Company and the purchasers party thereto pursuant to which the Company will issue shares of Series A Preferred Stock of the Company, the Company and a majority of the Holders of the Registrable Securities desire to amend the Registration Rights Agreement pursuant to Section 8(c) thereof and upon such terms as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Amendments to Registration Rights Agreement.

a. A new definition shall be added to Section 1 of the Registration Rights Agreement to read:

“Preferred Stock” means any shares of Series A Preferred Stock of the Company, $0.01 par value per share.

b. The definition of Shares in Section 1 of the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Shares” means (i) the shares of Common Stock held by the Holders as of the date hereof, (ii) any shares of Common Stock issued or issuable upon conversion of the Preferred Stock, and (iii) any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company. For purposes of this Agreement, a Person shall be deemed to hold Shares, and such Shares shall be deemed to be in existence, whenever such Person has the right to acquire such Shares (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Shares.

2.     Confirmation. Except as expressly modified by the terms and provisions of this Amendment, all of the terms and provisions of the Registration Rights Agreement are unchanged and continue in full force and effect and all rights, remedies, liabilities and obligations evidenced by the Registration Rights Agreement are hereby acknowledged by the Company and the Holders to be valid and in full force and effect.

3.     Execution and Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

4.     Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Amendment and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Amendment. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AMENDMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

2

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

COMPANY:

CHARAH SOLUTIONS, INC.

By:
Name:	Roger Shannon
Title:	Chief Financial Officer and Treasurer

Signature Page to Amendment No. 1 to the Registration Rights Agreement

HOLDERS:

BCP ENERGY SERVICES FUND, LP

By:	BCP Energy Services Fund GP, LP
Its:	General Partner

By:	BCP Energy Services Fund UGP, LLC
Its:	General Partner

By:
Name:
Title:

Signature Page to Amendment No. 1 to the Registration Rights Agreement

BCP ENERGY SERVICES FUND-A, LP

By:	BCP Energy Services Fund GP, LP
Its:	General Partner

By:	BCP Energy Services Fund UGP, LLC
Its:	General Partner

By:
Name:
Title:

Signature Page to Amendment No. 1 to the Registration Rights Agreement

CHARAH HOLDINGS LP

By:	Charah Holdings GP LLC
Its:	General Partner

By:
Name:
Title:

Signature Page to Amendment No. 1 to the Registration Rights Agreement

CHARAH PREFERRED STOCK AGGREGATOR, LP

By:	Charah Preferred Stock Aggregator GP, LLC
Its:	General Partner

By:
Name:
Title:

Signature Page to Amendment No. 1 to the Registration Rights Agreement

EXHIBIT C

FORM OF VINSON AND ELKINS L.L.P. OPINION

1.

The Company is validly existing and in good standing under the laws of Delaware and has all requisite power and authority under the laws of Delaware to own, lease and operate its properties and to carry on its business as now being conducted in all material respects.

2.

The Purchased Shares to be issued and sold to the Purchaser by the Company pursuant to the Purchase Agreement have been duly authorized in accordance with the Organizational Documents of the Company and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

3.

Assuming the accuracy of the representations and warranties and compliance with the covenants and agreements of the Purchaser and the Company contained in the Purchase Agreement, the offer, issuance and sale of the Purchased Shares by the Company to the Purchaser solely in the manner contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act, it being understood that no opinion is expressed as to any securities issuable upon conversion of the Purchased Shares or any subsequent resale of Purchased Shares.

4.

No consent, approval, authorization, filing with or order of any federal or Delaware court, Governmental Authority or body having jurisdiction over the Company is required for the issuance and sale by the Company of the Purchased Shares, the execution, delivery and performance by the Company of the Transaction Documents, or the consummation of the transactions contemplated by the Transaction Documents, except (a) those that have been obtained, (b) as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion or (c) those of which the failure to obtain would not have a Material Adverse Effect.

5.

Except as have been waived or satisfied or as contained in the Organizational Documents of the Company, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Purchased Shares contained in any agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 or any Current Report or Quarterly Report filed thereafter to which the Company is a party or by which the Company may be bound.

6.

None of the offering, issuance or sale by the Company of the Purchased Shares or the execution, delivery and performance of the Transaction Documents by the Company, as the case may be, or the consummation of the transactions contemplated thereby will result in a breach or violation of (a) the Organizational Documents of the Company, as the case may be, (b) any agreement (including with respect to the Company Credit Agreement and Amendments No. 1 and 2 thereto, as amended by the Company Credit Agreement Amendment) filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 or any Current Report or Quarterly Report filed thereafter or (c) the Delaware General Corporation Law or U.S. federal law, which in the case of clauses (b) or (c) would be reasonably expected to have a Material Adverse Effect.

Exhibit C

EXHIBIT D

FORM OF COMPANY CREDIT AGREEMENT AMENDMENT

Exhibit D